UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒                           Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HELIX ENERGY SOLUTIONS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HELIX

WELL ENHANCER

Helix
ENERGY SOLUTIONS

Proxy Statement

2023

April 5, 2023

Dear Shareholder:

You are cordially invited to join us for our 2023 Annual Meeting of Shareholders to be held on Wednesday, May 17, 2023, at 8:30 a.m. at Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

The materials following this letter include the formal Notice of Annual Meeting of Shareholders and the proxy statement. The proxy statement describes the business to be conducted at the Annual Meeting, including the election of three Class III directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year, an advisory vote on the approval of the 2022 compensation of our named executive officers, and an advisory vote on the frequency of holding the advisory vote to approve the compensation of our named executive officers.

We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission. We believe that this election enables us to provide you with the information you need, while making delivery more efficient, more cost effective and friendlier to the environment. In accordance with these rules, we have sent a Notice of Availability of Proxy Materials to each of our shareholders.

Whether you own a few or many shares of our stock, we want your shares to be represented. Regardless of whether you plan to attend the Annual Meeting, please take a moment to vote your proxy over the Internet, by telephone, or if this proxy statement was mailed to you, by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. The Notice of Annual Meeting of Shareholders of this proxy statement includes instructions on how to vote your shares.

Helix’s officers and directors appreciate and encourage shareholder participation. We look forward to your participation in the Annual Meeting.

Sincerely,

Owen Kratz President and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 17, 2023

The Helix Energy Solutions Group, Inc. 2023 Proxy Statement and Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2022 are available electronically at www.helixesg.com/annualmeeting

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	i

HELIX ENERGY SOLUTIONS GROUP, INC. 3505 West Sam Houston Parkway North, Suite 400 Houston, Texas 77043

Notice of 2023 Annual
Meeting of Shareholders

Items of Business

1	To elect three Class III directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2026 or, if at a later date, until their successors are duly elected and qualified.

2	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3	Advisory vote on the approval of the 2022 compensation of our named executive officers.

4	Advisory vote on the frequency of holding the advisory vote to approve the compensation of our named executive officers.

5	To consider any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Kenneth E. Neikirk

Executive Vice President,
General Counsel and Corporate Secretary

Houston, Texas
April 5, 2023

Date Wednesday, May 17, 2023
Time 8:30 a.m., Central Daylight Time (Houston Time)
Place Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043
Record Date You may vote at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 21, 2023.

Voting By Proxy

Please vote your proxy as soon as possible, even if you plan to attend the Annual Meeting. Shareholders of record can vote by one of the following methods:

1. CALL 800.690.6903 to vote by telephone; OR

2. GO TO THE WEBSITE
www.proxyvote.com to vote over the Internet; OR

3. IF PRINTED PROXY MATERIALS WERE MAILED TO YOU, MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on May 17, 2023:

The proxy statement and Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2022 are also available at www.helixesg.com/annualmeeting.

Your Vote is Important

ii	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

At Helix, our purpose is to enable energy transition through:

Maximizing Existing Reserves

Enhancing remaining production from existing oil and gas wells

Lowering Decommissioning Costs

Restoring the seabed in an environmentally safe manner

Offshore Renewables & Wind Farms

Transitioning our energy economy to a sustainable model

Proxy Summary

Date Wednesday, May 17, 2023	Time 8:30 a.m., Central Daylight Time (Houston Time)	Place Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043

Company Statement

The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 17, 2023. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.

Voting Matters

Voting Item		Recommendation	Page Reference
1	Election of Three Class III Directors	“FOR” each nominee	11
2	Ratification of Public Accounting Firm	“FOR”	35
3	Advisory Vote on the Approval of the 2022 Compensation of Our Named Executive Officers	“FOR”	73
4	Advisory Vote on the Frequency of Holding the Advisory Vote to Approve the Compensation of Our Named Executive Officers	“1 YEAR”	75

Ways to Vote

Shareholders of record can vote by one of the following methods:

Phone Call 800.690.6903 to vote by telephone; OR	Internet Go to the website www.proxyvote.com to vote over the Internet; OR	Mail Mark, sign, date and return your proxy card in the enclosed postage-paid envelope.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	1

Proxy Summary

Board of Directors

Nominee Paula Harris Senior Vice President of Community Astros Foundation	Nominee Amy H. Nelson President Greenridge Advisors, LLC	Nominee William L. Transier Chief Executive Officer Transier Advisors, LLC

Diana Glassman Director-Engagement EOS at Federated Hermes	Amerino Gatti Energy Executive	Owen Kratz President and Chief Executive Officer Helix Energy Solutions Group, Inc.	T. Mitch Little Energy Executive	John V. Lovoi Managing Partner JVL Partners

Board Independence

87.5% of our Board is Independent as defined under NYSE Rule 303A and applicable rules promulgated under the Securities Exchange Act of 1934.

87.5% Independent

The Chairman of the Board is Indpendent and all members of our committees are Independent:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

2	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proxy Summary

Summary Board Matrix

	Gatti	Glassman	Harris	Kratz	Little	Lovoi	Nelson	Transier
Knowledge, Skills and Experience
Accounting/Financial
Corporate Governance/Ethics
Energy Industry
Energy Transition/Sustainability
Executive Experience
Health, Safety & Environmental
HR/Compensation
International Business
Mergers and Acquisitions
Operations
Other Public Company Board Experience
Risk Management
Science, Technology and Engineering
Strategic Planning/Oversight

Diversity of the Board

Age	Racial/Ethnic Diversity	Gender Diversity

11 Years
Average Tenure of our Directors
8 Years
Average Tenure of our Independent Directors

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	3

Proxy Statement

Annual Meeting of Shareholders to be Held on May 17, 2023

The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 17, 2023. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.

The Annual Meeting will be held at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. Helix’s Board of Directors (the “Board”) has set March 21, 2023 as the record date for the Annual Meeting. There were 151,493,912 shares of Helix common stock outstanding on the record date.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2022 Annual Report to Shareholders available to our shareholders electronically via the Internet. On or about April 5, 2023, we intend to mail to our shareholders a Notice of Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to vote online, by telephone or, in the alternative, how to request a paper copy of the proxy materials and proxy card. By providing the Notice and access to our proxy materials via the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.

4	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information

1.	Why am I receiving these materials?

We are providing these proxy materials to you in connection with the Annual Meeting, to be held on Wednesday, May 17, 2023 at 8:30 a.m. Central Daylight Time (Houston Time) at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and all reconvened meetings after adjournments thereof. As a shareholder of Helix, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

2.	What proposals will be voted on at the Annual Meeting?

Four matters are currently scheduled to be voted on at the Annual Meeting:

●	First is the election of three Class III directors to the Board, to serve a three-year term expiring at the Annual Meeting of Shareholders in 2026 or, if at a later date, until their successors are duly elected and qualified.
●	Second is the ratification of the selection by the Board’s Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (subject to the ongoing discretionary authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm should the Audit Committee believe such is in the best interest of Helix and its shareholders).
●	Third is the advisory vote on the approval of the 2022 compensation of our named executive officers.
●	Fourth is the advisory vote on the frequency of holding the advisory vote to approve the compensation of our named executive officers.

Although we do not expect any other items of business, we also will consider other business that properly comes before the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws. The moderator of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted.

3.	Who may vote at the Annual Meeting?

The Board has set March 21, 2023 as the record date for the Annual Meeting. Owners of Helix common stock whose shares are recorded directly in their name in our stock register (“shareholders of record”) at the close of business on March 21, 2023 may vote their shares on the matters to be acted upon at the Annual Meeting. Shareholders who, as of March 21, 2023, hold shares of our common stock in “street name,” that is, through an account with a broker, bank or other nominee, may direct the shareholder of record how to vote their shares at the Annual Meeting by following the instructions they will receive from the shareholder of record for this purpose. You are entitled to one vote for each share of common stock you held on the record date on each of the matters presented at the Annual Meeting.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	5

General Information

4.	How does the Board recommend that I vote, and what are the voting standards?
Voting Item		Voting Recommendation	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of:
				Abstentions	Broker Non-Votes
1	Election of Directors	“FOR” each nominee	Plurality Voting Standard: The three nominees receiving the greatest number of votes cast	“Withhold authority” or abstentions not counted as votes cast and as such have no effect(a)	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
2	Ratification of Public Accounting Firm	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may vote without restriction on this proposal
3	Advisory Vote on the Approval of the 2022 Compensation of Named Executive Officers(b)	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
4	Advisory Vote on the Frequency of Holding the Advisory Vote to Approve the Compensation of Named Executive Officers(c)	“1 YEAR”	The choice of frequency that receives the highest number of votes will be considered the advisory vote of the shareholders	Not counted as votes cast and as such have no effect	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
(a)	In accordance with the Corporate Governance Guidelines for the Board, any nominee receives a greater number of “withhold authority” than votes “for” his or her election, then that nominee is to promptly tender his or her resignation, which the Board, upon the recommendation of the Corporate Governance and Nominating Committee, will decide to accept or decline.
(b)	Because this shareholder vote is advisory, the vote will not be binding on the Board or Helix. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.
(c)	Because this shareholder vote is advisory, the vote will not be binding on the Board or Helix. The Board, however, will review the voting results and take them into consideration when determining the frequency of holding the advisory vote to approve the compensation of our named executive officers.

5.   If I received a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?

We are using the “notice and access” process permitted by the SEC to distribute proxy materials to certain shareholders. This process allows us to post proxy materials on a designated website and notify our shareholders of the availability of the proxy materials on that website. As such, we are furnishing proxy materials, including this proxy statement and our 2022 Annual Report to Shareholders, to most of our shareholders by providing access to those documents on the Internet instead of mailing paper copies. The Notice, which is being mailed to most of our shareholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of the proxy materials, you should follow the instructions in the Notice. Accessing your proxy materials on the Internet and receiving future proxy materials by e-mail saves us the cost of printing and mailing documents to you and reduces the impact on the environment.

6.   Can I vote my shares by filling out and returning the Notice of Availability of Proxy Materials?

No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.

6	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information

7.   How do I vote my shares?

If you are a shareholder of record, you may either vote your shares in person at the Annual Meeting or designate another person to vote your shares. That other person is called a “proxy,” and you may vote your shares through your proxy using one of the following methods of voting:

•	by telephone,
•	electronically using the Internet, or
•	if this proxy statement was mailed to you, by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

The instructions for these three methods of voting your shares are set forth on the Notice and also on the proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board. The giving of a proxy does not affect your right to vote during the Annual Meeting (until the polls are closed).

8.   Am I a shareholder of record?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” with respect to those shares and the Notice is being sent directly to you by EQ Shareowner Services. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone, via the Internet, or by marking, signing, dating and returning the proxy card.

Beneficial Owner. If like most Helix shareholders you hold your shares in “street name” through a broker, bank or other nominee (your “Nominee”) rather than directly in your own name, you are considered the “beneficial owner” of those shares, and the Notice is being forwarded to you by your Nominee as the shareholder of record. If you are a beneficial owner, you may appoint proxies and vote as provided by your Nominee. The availability of telephone or Internet voting will depend upon the voting process of your Nominee. You should follow the voting directions provided by your Nominee. If you provide specific voting instructions in accordance with the directions provided by your Nominee, your Nominee will vote your shares as you have directed.

Your Nominee is considered to be the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may vote shares held in “street name” at the Annual Meeting only if you (a) obtain a signed “legal proxy” from your Nominee giving you the right to vote the shares and (b) provide an account statement or letter from your Nominee showing that you were the beneficial owner of the shares on the record date. If your shares are not registered in your name and you plan to attend the Annual Meeting and vote your shares, you should contact your Nominee to obtain a proxy executed in your favor and bring it to the Annual Meeting.

9.   May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy prior to the vote at the Annual Meeting by sending a written statement to that effect to the Corporate Secretary of Helix, submitting a properly signed proxy card with a later date, or attending the meeting and voting in person at the Annual Meeting.

If you hold shares in “street name,” you must follow the procedures required by your Nominee to revoke or change a proxy. You should contact your Nominee directly for more information on these procedures.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	7

General Information

10.   What is a quorum?

A majority of Helix’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if a shareholder:

•	is present at the Annual Meeting, or
•	has properly submitted a proxy (by telephone, electronically using the Internet or written proxy card).

Proxies received but marked as abstentions or withholding authority and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

11.   What are broker non-votes and abstentions?

If you are the beneficial owner of shares held in street name, then your Nominee, as shareholder of record, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to your Nominee, then it will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but will not be permitted to vote with respect to “non-routine” matters, such as (i) the election of directors, (ii) the vote, on a non-binding advisory basis, on the approval of the 2022 compensation of our named executive officers and (iii) the vote, on a non-binding advisory basis, on the frequency of holding the advisory vote to approve the compensation of our named executive officers. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting, as described in the response to Question 4 above.

12.   How many shares can vote?

On the record date, there were 151,493,912 shares of Helix common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 76,460 beneficial owners.

These shares are the only securities entitled to vote at the Annual Meeting. Each holder of a share of common stock is entitled to one vote on each of the matters presented at the Annual Meeting for each share held on the record date.

13.   What happens if additional matters are presented at the Annual Meeting?

Other than the four matters noted in response to Question 2 above, we are not aware of any other business to be acted upon at the Annual Meeting.

If you grant a proxy (other than the proxy held by the shareholder of record if you are the beneficial owner and hold your shares in street name) the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws.

14.   What if I don’t provide specific voting instructions?

Shareholders of Record. If you are the shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournment thereof. If you provide voting instructions on your proxy card with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your Nominee with voting instructions, your Nominee will determine whether it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on

8	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information

“non-routine” matters, such as (i) the election of directors, (ii) the vote, on a non-binding advisory basis, on the approval of the 2022 compensation of our named executive officers and (iii) the vote, on a non-binding advisory basis, on the frequency of holding the advisory vote to approve the compensation of our named executive officers.

Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

Your vote is especially important. If your shares are held in street name (by your Nominee), your Nominee cannot independently vote your shares for (i) the election of directors, (ii) the advisory vote on the approval of the 2022 compensation of our named executive officers or (iii) the advisory vote on the frequency of holding the advisory vote to approve the compensation of our named executive officers. Therefore, please promptly instruct your Nominee regarding how to vote your shares regarding these matters.

15.   Is my vote confidential?

Proxy cards, proxies delivered by the Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Broadridge Financial Solutions as the independent inspector of election and handled in a manner that protects your voting privacy. As the independent inspector of election, Broadridge Financial Solutions will count the votes.

16.   What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, please follow the instructions and vote the shares represented by each proxy card that you receive. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. For shares you hold directly, you can do this by contacting our transfer agent, EQ Shareowner Services, at 800.468.9716.

17.   Who will count the votes?

We have hired a third party, Broadridge Financial Solutions, to judge the voting, be responsible for determining whether a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

18.   Who will bear the cost for soliciting votes for the Annual Meeting?

We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners. However, we will not bear any costs related to an individual shareholder’s use of the Internet or telephone to cast their vote. Proxies may be solicited by mail, in person, by telephone or by facsimile, by certain of our directors, officers and other employees, without extra compensation.

19.   How can I obtain directions to attend the Annual Meeting?

Directions to the Annual Meeting can be obtained at www.helixesg.com/annualmeeting.

20.   May shareholders ask questions at the Annual Meeting?

Yes. During the Annual Meeting shareholders may ask questions directly related to the matters being voted on. To ensure an orderly meeting, we ask that shareholders direct questions to the moderator of the Annual Meeting.

In addition, certain directors, officers and other employees will be available at the meeting to provide information about 2022 developments and to answer questions of more general interest regarding Helix.

21.   How do I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	9

General Information

22.   Whom should I contact with other questions?

If you have additional questions about this proxy statement or the Annual Meeting, or would like additional copies of this proxy statement or our 2022 Annual Report to Shareholders (including our Annual Report on Form 10-K), please contact the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

23.   How may I communicate with Helix’s Board of Directors?

Shareholders may send communications in care of the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Please provide your name, address, and class and number of voting securities you hold, and indicate whether your message is for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.

24.   When are shareholder proposals for the 2024 Annual Meeting of Shareholders due?

Proposal Type	Deadline	Compliance	Submission
To be included in the proxy statement for the 2024 Annual Meeting(1)	December 7, 2023(2)	Must comply with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at:
Not to be included in the proxy statement	February 16, 2024(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)	3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)	The shareholder providing the proposal must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the 2024 Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

10	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1:
Election of Directors

Three directors are to be elected at the Annual Meeting. The Board has proposed three nominees, Paula Harris, Amy H. Nelson and William L. Transier, to stand for election as Class III directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2026 or, if at a later date, until their respective successor is duly elected and qualified. Mmes. Harris and Nelson and Mr. Transier are currently serving as Class III directors.

The nominees have agreed to be named in this proxy statement and have indicated a willingness to continue to serve if elected. The Corporate Governance and Nominating Committee of the Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has nominated the candidates for election. If a nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card. The Board has no reason to believe that any of the nominees will become unable to serve. The Board has affirmatively determined that each of Mmes. Harris and Nelson and Mr. Transier qualifies as “independent” as that term is defined under New York Stock Exchange (“NYSE”) Rule 303A and applicable rules promulgated under the Exchange Act.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of each person nominated below as a Class III director for a term of three years, until the Annual Meeting of Shareholders in 2026 or, if at a later date, until their respective successor is duly elected and qualified. There is no cumulative voting for the election of directors and the Class III directors will be elected by a plurality of the votes cast at the Annual Meeting.

In the section below, we provide the name and biographical information about each of the Class III director nominees and each other member of the Board. Information in each director’s biographical information is as of March 21, 2023. Information about the number of shares of our common stock beneficially owned by each director as of March 21, 2023 appears below under the heading “Share Ownership Information–Management Shareholdings” on page 77.

Vote Required

Election of each director requires the affirmative vote of holders of a plurality of the shares present or represented and voting on the proposal at the Annual Meeting. This means that the three nominees receiving the greatest number of votes cast by the holders entitled to vote on the matter will be elected as directors.

Under the Corporate Governance Guidelines for the Board, any nominee for director who receives a greater number of “withhold authority” than votes “for” his or her election is required to promptly tender his or her resignation. The Corporate Governance and Nominating Committee is to consider whether to accept or decline the resignation and make its recommendation to the full Board. The Board is to act upon the committee’s recommendation within 90 days of the shareholder vote, and the Board’s decision (and if the Board should decline the resignation, the reasons therefor) will be disclosed in a Current Report on Form 8-K.

Board of Directors Recommendation The Board recommends that you vote “FOR” the nominees to the Board of Directors set forth in this Proposal 1.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	11

Proposal 1

Information about Nominees for Class III Directors:
Primary Occupation: Senior Vice President of Community Astros Foundation Director Since: 2022 Age: 59	Paula Harris

Professional Experience:

Ms. Harris was appointed as a director in September 2022. Ms. Harris is on the executive leadership team at the Houston Astros serving as Senior Vice President of Community and overseeing the Astros Foundation.  Ms. Harris has over 34 years of experience in international oilfield services with Schlumberger Limited (NYSE: SLB), most recently serving as Director of Global Stewardship from 2015 until her retirement in 2020. Prior to such role at Schlumberger Ms. Harris served in a variety of roles of progressing leadership responsibility, initially having worked in field operations offshore before roles in training, sales and environmental-social sustainability, including leading the development and implementation of metrics-based, cost-efficient environmental programs tailored to meet the needs of stakeholders, communities and customers and aiding the delivery of long-term sustainable development goals in carbon reduction, energy efficiency, increased green technology sales and increased female and minority employees.  Ms. Harris currently serves on the boards of directors of Hunting PLC (LSE: HTG), a manufacturer and provider of downhole metal tools and components to the oil and gas industry, and Chart Industries, Inc. (NYSE: GTLS), a global manufacturer of engineered equipment servicing multiple applications in the clean energy and industrial gas markets, as well as other privately held and non-profit boards. Ms. Harris holds a Bachelor of Science degree in petroleum engineering from Texas A&M University and a Master of Education degree in technical instruction and learning from Abilene Christian University.

Director Qualifications:

As a result of her professional experiences, Ms. Harris possesses particular knowledge and experience in the oilfield services sector, Environmental, Social and Governance (“ESG”) and sustainability matters, human capital resource management and training, corporate governance and community engagement that strengthen the Board’s collective qualifications, skills and experience.

12	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1

Primary Occupation: President Greenridge Advisors, LLC Director Since: 2019 Age: 54	Amy H. Nelson

Professional Experience:

Ms. Nelson was appointed as a director in August 2019. Ms. Nelson founded Greenridge Advisors, LLC in 2007, an energy services and equipment consulting firm focused on the development, execution and financing of corporate and business line strategies. Prior to founding Greenridge, Ms. Nelson served as Vice President of SCF Partners, an oilfield service and equipment-focused private equity firm, and worked for Amoco Production Company in planning, project management and engineering roles. In addition to serving on several private company boards during her tenure at SCF Partners and Greenridge, Ms. Nelson currently serves on the board of directors of APA Corporation (NYSE:APA), an independent energy company that explores for, develops and produces oil and natural gas. Since July 2019, Ms. Nelson has been a director of NexTier Oilfield Solutions Inc. (NYSE:NEX), which is a U.S. land oilfield service company providing well completion and production services. Ms. Nelson holds economics and mechanical engineering degrees from Rice University, and an M.B.A. with distinction from Harvard Business School.

Director Qualifications:

Ms. Nelson also has professional experience and direct engagement regarding ESG matters, and for each of the public company boards on which she serves she sits on the committees responsible for ESG oversight. As a result of her professional experiences, Ms. Nelson possesses particular knowledge and experience in corporate strategy, capital allocation, ESG matters, and the assessment and management of risks in the oil and gas industry including managing regulatory and compliance environmental issues, that strengthen the Board’s collective qualifications, skills and experience.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	13

Proposal 1

Primary Occupation: Chief Executive Officer Transier Advisors, LLC Director Since: 2000 Age: 68	William L. Transier

Professional Experience:

Mr. Transier has served as a director since October 2000, and served as Lead Independent Director from March 2016 through July 2017 when he was appointed Chairman of the Board. He is the founder and Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing financial distress, suboptimal operational situations, turnaround, restructuring or in need of interim executive or board leadership. Mr. Transier was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s board of directors from December 2014 until November 2015. He served from September 2006 until December 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Chairman and Co-Chief Executive Officer from its formation in February 2004 through September 2006. Prior to Endeavour, Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. and its predecessor, Seagull Energy Corporation from May 1996 to April 2003. Before his tenure with Ocean, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June 1986 to April 1996. Mr. Transier served as the Chairman of the board of directors of Battalion Oil Corporation (which changed its name from Halcón Resources Corporation) and as Chairman of its audit committee from October 2019 until May 2021. In April 2020, Mr. Transier was elected to the board of Exela Technologies, Inc. where he serves as Chairman of its audit committee and a member of the strategic planning committee. In November 2022, Mr. Transier was elected to the board of M3-Brigade Acquisition III Corp. Mr. Transier was previously a member of the boards of Sears Holding Corporation (2018 – 2020), Teekay Offshore Partners L.P. (2019 – 2020), Gastar Exploration, Inc. (2018 – 2019), CHC Group Ltd. (2016 -2017) and Paragon Offshore plc (2014 – 2017). Mr. Transier has been recognized by the Dallas Business Journal as an Outstanding Director for excellence in corporate governance. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting, has an M.B.A. from Regis University and earned an M.A. in Theological Studies from Dallas Baptist University.

Director Qualifications:

Mr. Transier also has extensive knowledge of international operations, the energy industry, leadership of complex organizations, financial restructuring, merger and acquisitions, and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience. As a result of his professional experiences, Mr. Transier possesses particular knowledge and experience in audit, accounting and disclosure compliance including accounting rules and regulations.

14	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1

Information about Continuing Directors

Class II Directors with Term Expiring in 2024:

Primary Occupation: Energy Executive Director Since: 2018 Age: 52	Amerino Gatti

Professional Experience:

Mr. Gatti was appointed as a director in August 2018. Mr. Gatti is an Energy Executive having most recently served as Chief Executive Officer and a member of the board of directors from January 2018 to March 2022, and as Chairman of the board from February 2020 to March 2022, of Team, Inc. (NYSE:TISI), a provider of integrated specialty industrial services with operations in over 20 countries, including inspection and assessment of critical assets utilized in the refining, petrochemical, power, pipeline, renewables and various other industries. Prior to joining Team, he served as an Executive Officer and President of the Production Group for Schlumberger Limited (NYSE:SLB), an oilfield services and products provider with operations in over 85 countries. Over his 25-year career at Schlumberger, Mr. Gatti served in a variety of roles of progressing leadership responsibility, including President Well Services, Vice President of the Production Group for North America, Vice President and General Manager for Qatar and Yemen, Global Vice President for Sand Management Services and Vice President Marketing for North America. Earlier in his Schlumberger career, he held field operations, engineering and human resources positions around the world, including North America, South Asia and the Middle East. Mr. Gatti holds a mechanical engineering degree from the University of Alberta, Canada.

Director Qualifications:

Mr. Gatti brings extensive knowledge of international business and executive leadership experience in operations, technology, talent management, and integrating and transforming complex organizations. In addition, his 30-year career in energy businesses provides him with global expertise in key customer segments that strengthen the Board’s collective qualifications, skills and experience.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	15

Proposal 1

Primary Occupation: Director-Engagement EOS at Federated Hermes Director Since: 2022 Age: 56	Diana Glassman

Professional Experience:

Ms. Glassman was appointed as a director in September 2022. Ms. Glassman since December 2019 has been Director-Engagement at EOS at Federated Hermes, a leader in the evolving field of responsible investing. She leads their Oil & Gas and co-leads their Technology sector engagements, as well as engagement on Human Capital including diversity, equity and inclusion with a focus on business strategy, capital allocation and ESG considerations. Ms. Glassman sits on Federated Hermes Limited’s Inclusion Committee and is Chair of its employee networks.  Between July 2014 and December 2019 Ms. Glassman was Chief Executive Officer of Integration Strategy, Inc., a strategy consulting firm advising leaders of companies, private equity firms and government entities primarily in energy and infrastructure, and previously held positions of increasing responsibility at TD Bank Group, Credit Suisse and PricewaterhouseCoopers. Ms. Glassman holds a Bachelor of Science degree in Biology, magna cum laude from Yale University, an M.P.A. in International Development from Harvard Kennedy School, and an M.B.A. from Harvard Business School.

Director Qualifications:

Ms. Glassman brings experience as a senior strategy consultant and public and private company executive. She has extensive experience in investment analysis, corporate governance, strategy planning and change management. Ms. Glassman also has professional experience in energy transition, sustainability, merger integration and employee engagement. As a result of her professional experiences, Ms. Glassman possesses particular knowledge and leadership experiences in business strategy, change management and ESG matters that strengthen the Board's collective qualifications, skills and experience.

Primary Occupation: President and Chief Executive Officer Helix Energy Solutions Group, Inc. Director Since: 1990 Age: 68	Owen Kratz

Professional Experience:

Mr. Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as Helix’s President from 1993 until February 1999, and has served as a Director since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a once publicly traded company, which was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York.

Director Qualifications:

As a result of these experiences, Mr. Kratz possesses extensive knowledge of the energy industry and significant executive leadership and international operational experience that strengthen the Board’s collective qualifications, skills and experience.

16	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1

Class I Directors with Term Expiring in 2025:

Primary Occupation: Energy Executive Director Since: 2021 Age: 59	T. Mitch Little

Professional Experience:

Mr. Little was appointed as a director in July 2021. He served as Executive Vice President – Operations for Marathon Oil Corporation (NYSE: MRO) from August 2016 until his retirement in December 2020, where he held full responsibility for all operations and development activities. Prior to such role Mr. Little served in a variety of roles of progressing leadership responsibility at Marathon, including Vice President – Conventional & Oil Sands Mining Assets, Vice President – International & Offshore Exploration & Production Operations, Managing Director – Norway, and General Manager – Worldwide Drilling & Completions. Mr. Little joined Marathon in 1986 and has over 30 years’ experience in the petroleum industry in various technical, supervisory and senior management positions. Mr. Little previously served as the Chairman of the Oilfield Energy Center, a non-profit venture dedicated to expanding awareness of subsurface hydrocarbon energy resources and supporting global stewardship in the communities that develop those resources in a safe and environmentally responsible manner.

Director Qualifications:

Mr. Little has a wide range of experience and knowledge in the oil and gas exploration and production industry. His over 30-year career of leadership experience and expertise in both domestic and international business in key customer segments strengthens the Board’s collective qualifications, skills and experience.

Primary Occupation: Managing Partner JVL Partners Director Since: 2003 Age: 62	John V. Lovoi

Professional Experience:

Mr. Lovoi was appointed as a director in February 2003. Mr. Lovoi is a founder and Managing Partner of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002 and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995 to 2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as Chairman of the board of directors of Dril-Quip, Inc. (NYSE: DRQ), a provider of offshore drilling and production equipment to the global oil and gas business, and as Chairman of Epsilon Energy Ltd. (NASDAQ: EPSN), an exploration and production company focused in the Marcellus shale play in the northeast United States. Mr. Lovoi served as a director of Roan Resources, Inc., an independent oil and natural gas company focused on the Anadarko Basin, from September 2018 to December 2019. Mr. Lovoi graduated from Texas A&M University with a Bachelor of Science degree in chemical engineering and received an M.B.A. from the University of Texas.

Director Qualifications:

As a result of these professional experiences, Mr. Lovoi possesses particular financial knowledge and experience in financial matters including capital market transactions, strategic financial planning (including risk assessment), and analysis that strengthen the Board’s collective qualifications, skills and experience.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	17

Corporate Governance

Composition of the Board

The Board currently consists of eight members and, in accordance with our By-laws, is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Class I, II and III directors are currently serving until the later of the Annual Meeting in 2025, 2024 and 2023 respectively, and their respective successors being duly elected and qualified. There are currently two directors in Class I and three directors each in Class II and Class III.

Role of the Board

The Board has established guidelines that it follows in matters of corporate governance. A complete copy of the Corporate Governance Guidelines for the Board of Directors, which were most recently amended in February 2023, is available on our website at www.helixesg.com/about-helix/our-company/corporate-governance. In accordance with the Corporate Governance Guidelines, the Board is vested with all powers necessary for the management and administration of Helix’s business operations. Although not responsible for our day-to-day operations, the Board has the responsibility to oversee management, provide strategic direction, provide counsel to management regarding the business of Helix, and to be informed, investigate and act as necessary to promote our business objectives.

Board of Directors Independence and Determinations

The Board has affirmatively determined that each of Mr. Gatti, Ms. Glassman, Ms. Harris, Mr. Little, Mr. Lovoi, Ms. Nelson and Mr. Transier qualifies as “independent” as that term is defined under NYSE Rule 303A and applicable rules promulgated under the Exchange Act. In making this determination, the Board has concluded that none of these directors has a relationship with Helix that, in the opinion of the Board, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only current non-independent director is Mr. Kratz, our President and Chief Executive Officer. Accordingly, a majority of the members of the Board are independent, as required by NYSE Rule 303A. This independence determination is analyzed annually to promote arms-length oversight. In making its determination regarding independence the Board reviewed the NYSE Rule 303A criteria for independence in advance of the first meeting of the Board in 2023. In connection with its determination, the Board gathered information with respect to each Board member individually regarding transactions and relationships between Helix and its directors, including the existence of ongoing transactions, if any, entered into between Helix and other entities of which our directors serve as officers or directors. Each director also completed a questionnaire, which included questions about his or her relationship with Helix. None of these transactions or relationships were deemed to affect the independence of the applicable director, nor did they exceed the thresholds established by NYSE rules.

Selection of Director Candidates

The Board is responsible for selecting candidates for Board membership and establishing the criteria to be used in identifying potential candidates. The Board delegates the screening and nomination process to the Corporate Governance and Nominating Committee. For more information on the director nomination process, including selection criteria, see “Corporate Governance and Nominating Committee” on page 26 and “Director Nomination Process” starting on page 28.

18	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

Board of Directors Qualifications, Skills and Experience

We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and full-field decommissioning operations. Our services are centered on a threelegged business model well positioned to facilitate global energy transition by maximizing production of remaining oil and gas reserves, supporting renewable energy developments and decommissioning end-of-life oil and gas fields. We believe the Board should be composed of individuals with sophistication and experience in the substantive areas that impact our business. We believe qualifications, skills or experience in one or more of the following areas to be most important: offshore oilfield services, oil and gas exploration and production, renewable energy, international operations, accounting and finance, strategic planning, investor relations, leadership and administration of complex organizations, management of risk, human capital management, corporate governance and other areas related to the operation of a major international corporation (whether social, cultural, industrial, financial or operational). In addition, we focus on qualifications, skills and experience related to the importance of our ESG initiatives. We believe that each of our current Board members possesses the professional and personal qualifications necessary for Board service, with the director qualifications described in their biographies under “Election of Directors” on pages 11-17 and in the Matrix below.

Board of Directors Matrix

The following Matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The Matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it.  In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of our Board.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	19

Corporate Governance

	Gatti	Glassman	Harris	Kratz	Little	Lovoi	Nelson	Transier
Knowledge, Skills and Experience
Accounting/Financial
Corporate Governance/Ethics
Energy Industry
Energy Transition/Sustainability
Executive Experience
Health, Safety & Environmental
HR/Compensation
International Business
Mergers and Acquisitions
Operations
Other Public Company Board Experience
Risk Management
Science, Technology and Engineering
Strategic Planning/Oversight
Demographics
Self-Identified Race/Ethnicity
Asian
Black/African American
Caucasian/White
Hispanic/Latinx
Native American/Alaska Native
Native Hawaiian/Pacific Islander
Country of Birth	Canada	USA	USA	Zimbabwe	USA	USA	USA	USA
Self-Identified Gender/Sexual Orientation
Female
Male
Non-Binary
LGBTQ+
Other Attributes
Tenure (Years)	5	1	1	33	2	20	4	23
Independence
Age	52	56	59	68	59	62	54	68
Committee Membership	Gov. (Chair) Comp.	Gov.	Comp.	—	Comp. Gov.	Comp. (Chair) Audit	Audit (Chair) Gov.	Audit

20	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

Board Leadership Structure

In July 2017, the Board appointed its former Lead Director, Mr. Transier, to serve as its independent Chairman. The Corporate Governance and Nominating Committee periodically reviews and recommends to the Board appropriate Board leadership structure.

Communications with the Board

Pursuant to the terms of the Corporate Governance Guidelines, any shareholder or other interested party wishing to send written communications to any one or more of Helix’s directors may do so by sending them in care of our Corporate Secretary at Helix’s corporate office. All such communications will be forwarded to the intended recipient(s). All such communications should provide the shareholder's name, address, and class and number of voting securities held, and indicate whether they contain a message for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.

Code of Business Conduct and Ethics

In addition to the Corporate Governance Guidelines, our written Code of Business Conduct and Ethics applies to all of our directors, officers and employees. We have also established a Code of Ethics for Chief Executive Officer and Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Corporate Controller (or person performing a similar function, if any), and Vice President – Internal Audit. We have posted a current copy of both codes on our website at www.helixesg.com/about-helix/our-company/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive and Senior Financial Officers and the Corporate Governance Guidelines are available free of charge to any shareholder in print upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Attendance at the Annual Meeting

The Board holds a regular meeting immediately preceding and/or immediately after each year’s Annual Meeting of Shareholders. Therefore, members of the Board generally attend Helix’s Annual Meetings of Shareholders. The Board encourages its members to attend the Annual Meeting, but does not have a written policy regarding attendance at the meeting. All members of the then-current Board attended the 2022 Annual Meeting of Shareholders.

Mandatory Retirement Policy

The Board has a mandatory retirement policy for directors such that no person may be a director nominee to serve for a term of service on the Board if during the applicable term he or she would reach the age of 75, and as written such policy does not contemplate waivers or exceptions.

Directors’ Continuing Education

The Board encourages all directors to attend director education programs if they believe attendance will enable them to perform better and to recognize and effectively deal with issues as they arise. To assist directors’ continuing education, Helix is a member of the National Association of Corporate Directors and from time to time Helix presents or hosts programs regarding topical matters to the Board.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	21

Corporate Governance

Risk Oversight

The Board and its committees are actively involved in overseeing risk management for Helix. In order to advance our business strategy, maintain our financial strength and create long-term value for our shareholders, the Board routinely assesses the major, “mission critical” risks facing Helix and various options for mitigation of those risks. Specifically, the Audit Committee is responsible for oversight with respect to processes, guidelines and policies with respect to risk assessment and risk management, including Helix’s major financial and cybersecurity risk exposures and the risk of fraud, and the steps taken to monitor and control such exposures and review of the assessment process and methodology with respect to the identification of risk assessment and risk management. Management is responsible for the day-to-day operation and oversight of Helix, and identifies and prioritizes risks associated with our business, which are discussed at Board and/or committee meetings as appropriate. We believe that our risk management responsibilities, processes and procedures serve as an effective approach for addressing the risks facing Helix, and that our Board and management structures support this approach.

Among its duties beyond its enumerated responsibilities related to risk oversight, the Audit Committee regularly reviews with the Board and management:

•	Our policies and processes with respect to risk assessment, mitigation and management;
•	Our systems of disclosure controls and internal controls over financial reporting;
•	Key credit risks;
•	Our hedging policies and transactions;
•	Cybersecurity risk and control procedures; and
•	Our compliance with legal and regulatory requirements.

Among its duties, the Compensation Committee regularly reviews with the Board and management:

•	Our compensation philosophy, policies and programs;
•	Retention risk; and
•	Alignment with shareholder interests.

Among its duties, the Corporate Governance and Nominating Committee regularly reviews with the Board and management:

•	The disclosure and reporting of any ESG matters, and specifically including with respect to climate change, regarding our business and industry;
•	Shareholder concerns and matters regarding corporate governance; and
•	Succession planning.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation efforts, and the Board works directly with management in establishing strategic planning and enterprise risk management processes for risk oversight identification, reporting and monitoring. Our finance, legal (which includes compliance, human resources, contracts and insurance functions) and internal audit departments serve as the primary monitoring and testing functions for company policies and procedures, and manage the day-to-day oversight of our risk management strategy. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. Management regularly reports on these risks to the Board and its relevant committees, and additional review and reporting of risks are conducted as appropriate. All committees report to the Board, including when a matter rises to the level of a material risk.

22	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

In addition to reports from its committees, the Board receives presentations throughout the year from various members of management that include discussion of risks as necessary and appropriate, including risks associated with proposed transactions. At each Board meeting, our Chief Executive Officer addresses matters of particular importance or concern, including any significant areas of risk that may call for Board attention, whether commercial, operational, legal, regulatory or other type of risk. Additionally, the Board reviews our short-term and long-term strategies, including consideration of significant risks facing Helix and the impact of such risks.

Corporate Sustainability

Helix understands the important role we play as a steward of the people, communities and environments we serve, and we regularly look for ways to emphasize and improve our own ESG record. Our core business values and priorities of Safety, Sustainability and Value Creation incorporate ESG initiatives and support our vision as a preeminent offshore energy transition company with a top-down approach led by the Board and management.

In line with these values, the Board, and more specifically the Corporate Governance and Nominating Committee, and management are committed to implementing and improving ESG initiatives throughout our business. This commitment is further disclosed in our annual Corporate Sustainability Report, the most recent version of which was published in November 2022, which builds upon our disclosures and transparency related to Helix’s operational, environmental, safety performance and human capital metrics. In the Report, we detail our climate change risks and opportunities, the management and strategy we employ with respect to such risks and opportunities, the composition of our workforce and our 2021 Scope 1, Scope 2 and Scope 3 greenhouse gas (“GHG”) emission metrics, including target GHG emission reductions. Sustainability at Helix is not viewed as a static goal, but rather a process embedded within our organization that we refine to improve the health and safety of our employees and lessen the environmental impact of our operations amongst other goals.

Our Corporate Sustainability Report reflects our commitment to transition to a more sustainable future and continue the discussion regarding ESG in current and future disclosures, all of which we believe further creates value for our investors, customers and employees.

To read the current Report on Helix’s homepage (located at www.helixesg.com), select Corporate Sustainability under the About Helix heading and scroll down to the link for the 2022 Corporate Sustainability Report.

The Board and ESG

The Board is focused on not only Helix governance practices, but is actively engaged on environmental, health, safety and social issues. The Board provides meaningful insight into management’s efforts through an open dialogue. At every regular Board meeting our Chief Operating Officer or his designee reports to the Board on Helix’s performance compared to Health, Safety and Environment (“HSE”) targets set for ourselves against industry statistics, and various initiatives being implemented by HSE management. The Board also receives a report on Helix’s safety record (including total reportable incident rate, or TRIR), lost time incidents, any significant accident or illness incidents, information security matters and risks, and has the opportunity to question management.

The Corporate Governance and Nominating Committee is specifically tasked with overseeing, assessing and reviewing risks associated with corporate sustainability, including climate change. At every committee meeting, our Sustainability Officer provides an update with respect to the disclosure and reporting of our ESG strategy, including the expansion of sustainability and climate strategy throughout our organization.

Our services are centered on a three-legged business model well positioned for a global energy transition by maximizing production of remaining oil and gas reserves, supporting renewable energy developments and decommissioning end-of-life oil and gas fields. Our core operations have long included evaluating and mitigating risks and opportunities associated with climate change and our Climate Change Action Committee, comprised of key leaders from HSE, legal, our business units and executive management, helps guide and improve our sustainability strategy with respect to climate change targets and related policies and programs.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	23

Corporate Governance

Throughout the year the Committee convenes to evaluate Helix's impact on climate change and our go-forward strategies and disclosures of emissions.

From a social perspective, the Board and management recognize their leadership responsibility in embracing our vision and core values. The Board is focused on maintaining an ethical culture at all levels within our organization. The Audit Committee receives an update from management at every regular committee meeting outlining the Company’s compliance initiatives, including adherence to the Company’s Code of Business Conduct and Ethics. The Board also receives regular educational updates on matters such as anti-corruption, legal and regulatory developments and specific risks in the geographic areas in which we operate or seek to operate. As part of this process, Helix has adopted a Statement on Human Rights and Supplier and Vendor Expectations, both of which can be found on our website at www.helixesg.com/about-helix/our-company/corporate-governance.

The Board is also invested in maintaining Helix’s employee culture, including embracing diversity and inclusion. As of December 31, 2022 Helix employed 2,280 employees worldwide, representing 34 nationalities. The Board believes that employing people with different backgrounds, experience and perspectives makes Helix a stronger company.

Meetings of the Board and Committees

The Board currently has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee acts under the terms of a written charter, copies of which are available on our website at www.helixesg.com/about-helix/our-company/corporate-governance. A copy of each charter is available free of charge to any shareholder upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

The following table summarizes the current membership of the Board and each of its committees as well as the number of times each met during 2022. Members were elected to each committee based upon the recommendation of the Corporate Governance and Nominating Committee followed by a vote of the Board. Each member of each committee is “independent” as defined by applicable NYSE and SEC rules.

Name		Board	Audit	Compensation	Corporate Governance and Nominating
Mr. Gatti
Ms. Glassman
Ms. Harris
Mr. Kratz
Mr. Little
Mr. Lovoi
Ms. Nelson
Mr. Transier
Number of Meetings in 2022
Regular		5	6	4	4
Special		12	1	3	3
Chair	Member

24	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

Board Attendance

During 2022, the Board held a total of seventeen meetings. Each director attended 75% or more of the total meetings of the Board held during the time such director was a member, and each director attended 75% or more of the total meetings of the committees on which such director served.

Executive Sessions of Directors

Non-management directors meet in regular executive sessions following Board and committee meetings without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present, provided, however, that committees do occasionally meet with individual members of management, including the Chief Executive Officer, by invitation during executive sessions. The independent Chairman presides at executive sessions of the independent directors. In the case of an executive session of independent directors held in connection with a committee meeting, the Chair of the applicable committee presides.

Audit Committee

The Audit Committee currently is composed of three independent directors: Ms. Nelson, Chair, and Messrs. Lovoi and Transier. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibility to our shareholders, potential shareholders, the investment community and others relating to: (i) the integrity of our financial statements, (ii) the effectiveness of our internal control over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the performance of our internal audit function and independent registered public accounting firm and (v) the independent registered public accounting firm’s qualifications and independence. Among its duties, all of which are more specifically described in the Audit Committee charter, which was most recently amended in May 2022, the Audit Committee:

•	Appoints and oversees our independent registered public accounting firm;
•	Reviews the adequacy of our accounting and audit principles and practices, and the adequacy of compliance assurance procedures and internal controls;
•	Reviews and pre-approves all non-audit services to be performed by the independent registered public accounting firm in order to maintain the accounting firm’s independence;
•	Reviews the scope of the annual audit;
•	Reviews with management and the independent registered public accounting firm our annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and in our earnings press releases;
•	Discusses with management and the independent registered public accounting firm any “critical audit matters” that are being considered by the independent registered public accounting firm for inclusion in its audit opinion;
•	Meets independently with management and the independent registered public accounting firm;
•	Meets with internal audit and reviews significant reports prepared by internal audit as well as the quality and objectivity of the internal audit function;
•	Reviews corporate compliance and disclosure systems;
•	Discusses with management the processes, guidelines and policies with respect to risk assessment and risk management, including the major financial and cybersecurity risk exposures and the risk of fraud, and the steps management and our business units have taken to monitor and control such exposures;
•	Reviews corporate compliance and ethics programs and associated legal and regulatory requirements, together with management’s periodic evaluation of the programs’ effectiveness;
•	Reviews and approves related-party transactions;
•	Makes regular reports to the Board;
•	Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval;
•	Performs an annual self-evaluation of its performance;
•	Produces an annual report for inclusion in our proxy statement; and
•	Performs such other duties as may be assigned by the Board from time to time.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	25

Corporate Governance

Audit Committee Independence

The Board has affirmatively determined that all members of the Audit Committee (i) are considered “independent” as defined under NYSE Rule 303A and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

Designation of Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee is financially literate and that Ms. Nelson and Mr. Transier are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, and have financial management expertise as required by the NYSE listing rules. For more information regarding the Audit Committee, see the “Report of the Audit Committee” on page 34.

Compensation Committee

The Compensation Committee currently is composed of four independent directors: Mr. Lovoi, Chair, Ms. Harris, and Messrs. Gatti and Little. The Board has affirmatively determined that all members of the Compensation Committee are considered “independent” as defined under NYSE Rule 303A.

The Compensation Committee is appointed by the Board to assist the Board in discharging its responsibilities relating to the compensation of our executive officers. The Compensation Committee has the responsibilities described in the Compensation Committee charter, which was most recently amended in December 2022, including the overall responsibility for reviewing, evaluating and approving Helix’s executive officer compensation plans, policies, programs and agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee). The Compensation Committee is also responsible for reviewing and recommending to the Board whether the “Compensation Discussion and Analysis” should be included in our proxy statement. Among its duties, all of which are more specifically described in its charter, the Compensation Committee has the responsibility to:

•	Review our overall compensation philosophy and objectives;
•	Make recommendations to the Board with respect to our 2005 Long Term Incentive Plan, our Employees’ 401(k) Savings Plan, our Employee Stock Purchase Plan (“ESPP”), and any other equity-based plans;
•	Commission independent consultants to assist the committee in the evaluation of independent board member and executive officer compensation, as discussed in our “Compensation Discussion and Analysis” below;
•	Review and approve employment, severance, change in control agreements and other compensatory arrangements with our executive officers, as the committee determines are appropriate;
•	Review and approve annually executive officer compensation and compensatory arrangements, including base salary and short-term and long-term incentive compensation;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance;
•	Oversee the development and management of our human capital management policies, strategies and initiatives, including but not limited to those regarding diversity, equity and inclusion as well as our employee culture, relations and engagement; and
•	Perform such other duties as may be assigned by the Board from time to time.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently is composed of four independent directors: Mr. Gatti, Chair, Mmes. Glassman and Nelson, and Mr. Little. The Corporate Governance and Nominating Committee is appointed by the Board to take a leadership role in shaping the corporate governance and business standards of the Board and Helix. The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently, and identifies best practices and recommends corporate governance principles, including giving proper attention and effective responses to shareholder concerns regarding corporate governance.

26	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

The Corporate Governance and Nominating Committee has the responsibilities specifically described in the Corporate Governance and Nominating Committee charter, which was most recently amended in February 2023, and the Corporate Governance Guidelines, including the responsibility to:

•	Identify and evaluate potential qualified director nominees and recommend director nominees to the Board;
•	Recommend to the Board the number and term of members of the Board and each committee of the Board;
•	Monitor, and recommend members for, each committee of the Board;
•	Monitor and recommend the functions of the committees of the Board;
•	Make a recommendation to the Board of whether to accept the resignation of any director who receives a greater number of “withhold authority” than votes “for” his or her election in an uncontested election;
•	Periodically review and recommend to the Board appropriate Board leadership structure;
•	Periodically review and revise our corporate governance principles as appropriate;
•	Oversee director orientation process and education regarding Helix’s business, structure, management and director responsibilities, as well as emerging governance issues and trends;
•	Review and make recommendations to the Board regarding notifications made to the committee by directors concerning service on other boards or any material change in employment or other circumstances;
•	Oversee, assess and review the disclosure and reporting of any ESG matters, including with respect to climate change, regarding Helix’s business and industry;
•	Give appropriate consideration to shareholder concerns and proposals regarding corporate governance matters concerning the Board, and provide input for any response by Helix to such concerns or proposals;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance and the performance of the Board as a whole; and
•	Perform such other duties as may be assigned by the Board from time to time.

ESG

The Corporate Governance and Nominating Committee is responsible for matters related to ESG, including:

•	Overseeing, assessing and reviewing the disclosure and reporting of any ESG matters regarding our business and industry;
•	Understanding and overseeing risks associated with ESG, including climate change;
•	Examining ways to emphasize and improve our ESG record in recognition of the important role we play as a steward of the people, communities and environments we serve; and
•	Overseeing the incorporation of ESG initiatives into our core business values and priorities of Safety, Sustainability and Value Creation.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	27

Corporate Governance

Director Nomination Process

Process for Director Nominations — Shareholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted recommendations of director nominees by shareholders as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below under “Director Qualifications and Diversity.” Any shareholder recommendations for director nominees for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. In addition, our By-laws permit shareholders to nominate directors for consideration at an Annual Meeting of Shareholders. However, in order to be considered at this year’s Annual Meeting, nominations were required to be received by us prior to the date of this proxy statement.

Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations for director nominees from any shareholder or group of shareholders during 2022 or to date in 2023. As such, Ms. Harris, Ms. Nelson and Mr. Transier are the only directors standing for election at the Annual Meeting.

Shareholders may nominate persons for election to the Board to be considered at next year’s Annual Meeting of Shareholders in accordance with the procedure set forth on page 80.

Director Qualifications and Diversity

The Corporate Governance and Nominating Committee has established certain criteria with respect to the desired skills and experience for prospective Board members, including those candidates recommended by the committee and those properly nominated by shareholders. The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. Desired personal qualifications for director nominees include industry knowledge, intelligence, insight, practical wisdom based on experience, the highest professional and personal ethics and values, leadership skills, integrity, strength of character and commitment. Nominees should also have broad experience at the policy-making level in business and possess a familiarity with complex business organizations and one or more of our business lines or those of our customers. Nominees should have the independence necessary to make an unbiased evaluation of management performance (including with respect to Compensation Committee responsibilities) and effectively carry out their oversight responsibilities, and be committed to enhancing shareholder value. Nominees should have sufficient time to carry out their duties. Service on other boards of public companies should be limited to a number that permits nominees, given their individual circumstances, to perform responsibly all director duties to Helix and our shareholders. Specifically, in accordance with our Corporate Governance Guidelines, our directors may not serve on the boards of more than three public companies other than Helix or, if the director is the Chief Executive Officer of Helix or the equivalent of another public company, on the boards of more than one public company other than Helix. Each director must represent the interests of our shareholders.

The Board defines diversity expansively and has determined that it is desirable to have diverse viewpoints, professional experiences, backgrounds (including gender, race, ethnicity and educational backgrounds) and skills, with the principal qualification of a director being the ability to act effectively on behalf of Helix’s shareholders. In accordance with our Corporate Governance Guidelines, in order to promote Board diversity, any initial list of director candidates developed by the Corporate Governance and Nominating Committee to fill any vacancy in Board membership should include one or more qualified candidates who are diverse in either gender, race and/or ethnicity, and any third-party consultant engaged by or on behalf of the Corporate Governance and Nominating Committee to assist in developing any such initial list shall be requested to include one or more of such candidates.

28	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected, due to retirement or otherwise, which the Board would seek to fill. In the event that vacancies are anticipated or otherwise arise which the Board would seek to fill, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the committee through current Board members, professional search firms, shareholders or other parties. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year.

As described above, the Corporate Governance and Nominating Committee considers properly submitted recommendations of director nominees by shareholders.

Following verification of the shareholder status of persons proposing director nominees, recommendations are considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally its first or second meeting prior to the issuance of the proxy statement for the Annual Meeting of Shareholders. If any materials are provided by a shareholder in connection with the shareholder’s recommendation of a director nominee, those materials are forwarded to the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee may also review materials provided by current Board members, professional search firms or other parties in connection with a nominee who was not proposed pursuant to a shareholder recommendation. In evaluating all nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Compensation Committee Interlocks and Insider Participation

During 2022, no member of the Compensation Committee was an officer or employee of Helix or any of our subsidiaries, nor was formerly an officer of Helix or any of our subsidiaries, nor had any relationships requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.

During 2022, no executive officer of Helix served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one or more of whose executive officers served on the Compensation Committee of the Board or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served as a member of the Board.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	29

Director
Compensation

2022 Director Compensation Table

The following table sets forth compensation that was earned or paid during the one-year period ended December 31, 2022 for each member who served on the Board during all or part of 2022.

Name(1)	Fees Earned or Paid in Cash(5)(6)	Stock Awards(7)(8)	All Other Compensation	Total
Amerino Gatti	$-0-	$271,096	$-0-	$271,096
Diana Glassman(2)	$18,193	$42,328	$-0-	$60,521
Paula Harris(3)	$-0-	$65,941	$-0-	$65,941
T. Mitch Little	$16,875	$238,272	$-0-	$255,147
John V. Lovoi	$101,387	$150,000	$-0-	$251,387
Amy H. Nelson	$106,250	$150,000	$-0-	$256,250
Jan Rask(4)	$12,088	$200,000	$-0-	$212,088
William L. Transier	$243,750	$150,000	$-0-	$393,750
(1)	Mr. Kratz is not included in the table because he does not receive any compensation for serving on the Board.
(2)	Ms. Glassman was elected to the Board in September 2022, and joined the Corporate Governance and Nominating Committee in September 2022.
(3)	Ms. Harris was elected to the Board in September 2022, and joined the Compensation Committee in September 2022.
(4)	Mr. Rask’s tenure as a member of the Board ended on May 25, 2022.
(5)	The annual retainer for each member of the Board, the retainer related to the applicable Board member’s serving as a Chair of a committee and/or as Chairman of the Board, and the retainer related to the applicable Board member’s serving as a member of a committee are paid quarterly. Directors have the option of taking Board and committee retainers (but not expenses) in the form of restricted stock. See “Summary of Director Compensation and Procedures” below. Ms. Harris and Messrs. Gatti, Little and Rask received their retainers in restricted stock for their service in 2022.
(6)	In this column we are required to report all fees either earned or paid to directors during 2022. As a result, fees earned in 2021 for fourth quarter service in 2021 but paid in 2022 are also included; thus the dollar amount represents fees paid for five (not four) successive quarters. Fees earned in 2021 but paid in 2022 were as follows: Ms. Nelson, $21,250; Mr. Little, $16,875; Mr. Transier, $48,750 and Mr. Lovoi, $19,375. Information with regard to Mmes. Glassman and Harris and Messrs. Gatti and Rask is included in footnote 8 below.
(7)	Amounts shown in this column represent the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB Accounting Standard Codification (ASC) Topic 718. The value ultimately realized by each director may or may not be equal to the FASB ASC Topic 718 determined value.

(Footnotes continue on following page.)

30	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Director Compensation

(8)	The grant date fair value of the restricted stock awarded with respect to the year ended December 31, 2022 to each director, computed in accordance with FASB ASC Topic 718, is as follows:
Name	Date of Grant		Number of Shares	Grant Date Fair Value
Mr. Gatti	December 8, 2021	(a)	45,593	$150,000
	January 4, 2022	(b)	7,762	$24,217
	April 1, 2022	(b)	5,067	$24,220
	July 1, 2022	(b)	7,813	$24,220
	October 1, 2022	(b)	6,274	$24,218
	January 4, 2023	(b)	3,282	$24,221
Ms. Glassman	September 22, 2022	(c)	9,664	$42,328
Ms. Harris	September 22, 2022	(c)	9,664	$42,328
	October 1, 2022	(b)	653	$2,521
	January 4, 2023	(b)	2,858	$21,092
Mr. Little	December 8, 2021	(a)	45,593	$150,000
	April 1, 2022	(b)	4,413	$21,094
	July 1, 2022	(b)	7,054	$21,867
	October 1, 2022	(b)	5,869	$22,654
	January 4, 2023	(b)	3,070	$22,657
Mr. Lovoi	December 8, 2021	(a)	45,593	$150,000
Ms. Nelson	December 8, 2021	(a)	45,593	$150,000
Mr. Rask	December 8, 2021	(a)	45,593	$150,000
	January 4, 2022	(b)	8,013	$25,001
	April 1, 2022	(b)	5,230	$24,999
Mr. Transier	December 8, 2021	(a)	45,593	$150,000
(a)	Represents the annual equity grant made in December 2021 for 2022 Board service.
(b)	Represents the payment of retainer and Board and committee fees for the fourth quarter of 2021 and each quarter of 2022.
(c)	Represents the pro rata portion of the annual grant made in 2022 for 2022 Board service.

Additionally, on December 7, 2022, each non-employee director was issued 25,126 shares of restricted stock having a grant date fair value of $150,000 representing their annual grant for future Board service.

As of December 31, 2022, unvested restricted stock held by each non-employee director who served during all or part of 2022 is as follows:

Name	Shares of Unvested Restricted Stock Outstanding(1)
Mr. Gatti	71,368
Ms. Glassman	34,790
Ms. Harris	35,443
Mr. Little	42,462
Mr. Lovoi	30,000
Ms. Nelson	25,126
Mr. Rask(2)	-0-
Mr. Transier	25,126
(1)	Does not include January 4, 2023 grant of 3,282 shares of restricted stock to Mr. Gatti, 3,070 shares of restricted stock to Mr. Little and 2,858 shares of restricted stock to Ms. Harris for fourth quarter 2022 service.
(2)	The Compensation Committee accelerated the vesting of Mr. Rask’s unvested restricted stock upon his departure from the Board.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	31

Director Compensation

Summary of Director Compensation and Procedures

In 2022, our non-employee director compensation structure had three components: (i) director, Chairman of the Board and committee Chair retainers, (ii) committee retainers and (iii) annual equity-based compensation currently in the form of restricted stock awards. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses related to attending Board and committee meetings. We re-evaluate director compensation on an annual basis based on the compensation of directors by companies in our Benchmarking Peer Group and other relevant facts and circumstances. For more information on our Benchmarking Peer Group, see the “Compensation Discussion and Analysis – Competitive Benchmarking Process” on page 44.

In 2022, our non-employee director cash retainers were as follows, in each case paid on a quarterly basis:

•	All non-employee directors received an annual director’s retainer of $60,000;
•	The independent Chairman of the Board received an annual retainer of $125,000 for such service;
•	Each committee Chair received an annual retainer, with $20,000 per year for the Chair of the Audit Committee, $15,000 per year for the Chair of the Compensation Committee and $10,000 per year for the Chair of the Corporate Governance and Nominating Committee; and
•	Each non-Chair member of each committee received an annual retainer, with $10,000 per year for the Audit Committee, $7,500 per year for the Compensation Committee and $5,000 per year for the Corporate Governance and Nominating Committee.

Non-employee directors have the option of taking Board and committee retainers and fees (but not expenses) in the form of restricted stock, pursuant to the terms of our 2005 Long Term Incentive Plan. An election to take retainers and fees in the form of cash or stock is made by directors prior to the beginning of the subject fiscal year (and if no election is made, retainers and fees are paid in cash). Directors taking retainers and fees in the form of restricted stock receive a stock award for service during a quarter on or about the first business day of the next quarter in an amount equal to 125% of the cash equivalent of his or her retainers and fees, with the number of shares determined by the closing stock price on the last trading day of the fiscal quarter for which the retainers and fees were earned. These awards fully vest two years after the first day of the year in which the grant is made. Ms. Harris and Messrs. Gatti, Little and Rask elected to take retainers and fees earned in 2022 in the form of restricted stock. Ms. Harris and Mr. Gatti have elected to take retainers and fees in the form of restricted stock for 2023.

Upon joining the Board and on the date of each regularly scheduled December Board meeting thereafter, a director receives a grant of restricted stock, with a grant value of $150,000 and a one-year vesting term. These grants are made pursuant to the terms of our 2005 Long Term Incentive Plan. All grants are subject to immediate vesting on the occurrence of a Change in Control (as defined in the 2005 Long Term Incentive Plan). The grant of stock options is not currently an element of director compensation.

Our Chief Executive Officer did not receive any cash or equity compensation for his service on the Board in addition to the compensation payable for his service as an employee of Helix.

32	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Certain

Relationships

Related Party Transactions

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Audit Committee has adopted a written Statement of Policy With Respect to Related Party Transactions. It is our policy to approve and enter into transactions with a related party (as defined below) only when the Board, acting through the Audit Committee, determines that a transaction with a related party is in, or not inconsistent with, the best interests of Helix and our shareholders. The Audit Committee will consider all relevant facts and circumstances available to the Audit Committee to determine whether a related party transaction is in, or not inconsistent with, those best interests, including the benefits to us, the impact on a director’s independence if the related party is a director or a party related to a director, the availability of other sources for the product or services, the terms of the transaction and the terms available from unrelated third parties. The policy covers any transaction, arrangement or relationship in which we are a participant and in which a related party has a direct or indirect interest, other than transactions available to all employees generally or transactions involving less than $5,000. A “related party” includes any person that served as a senior officer or director of Helix during the last fiscal year, a person that beneficially owns more than 5% of any class of our outstanding voting securities, and a person that is an immediate family member of either of the foregoing or an entity that is controlled by any of the foregoing.

During 2022, as required to be reported under Item 404 of Regulation S-K, Helix was not a party to any transaction or series of transactions in which a related party had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Director Compensation” above and “Executive Compensation” below.

There are no family relationships among any of our directors, nominees for directors or executive officers.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit services, review and attest engagements, and permissible non-audit services to be performed by the independent registered public accounting firm. These procedures include reviewing an annual budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. During the year, circumstances may arise such that it becomes necessary to engage the independent registered public accounting firm for services in excess of those contemplated by the budget or for additional services. The Audit Committee charter includes specific pre-approval procedures with respect to tax-related services.

The Audit Committee charter delegates pre-approval authority in certain circumstances to the Chair of the Audit Committee, provided the Chair reports any approvals to the Audit Committee at its next meeting. For all types of pre-approval, the Audit Committee considers whether these services are consistent with the SEC rules regarding auditor independence.

The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that these services are within the parameters approved by the Audit Committee. None of the fees in 2022 were for services approved by the Audit Committee pursuant to the de minimis exception in Rule 2-01 of Regulation S-X.

All fiscal year 2022 professional services by KPMG LLP were pre-approved.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	33

Report of the
Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2022 with management, our internal auditors, and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). In addition, the Audit Committee has discussed with KPMG the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301, Communications with Audit Committees (AS 1301) and the applicable rules of the Securities and Exchange Committee (“SEC”). The Sarbanes-Oxley Act of 2002 (“SOX”) requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the SEC. The Audit Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and KPMG. The Audit Committee also reviewed and discussed with the Company’s management and KPMG their respective reports on internal control over financial reporting in accordance with Section 404 of SOX. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of SOX and rules adopted or proposed to be adopted by the SEC and the New York Stock Exchange.

The Audit Committee also has received the written communications from KPMG regarding the auditor’s independence pursuant to the applicable requirements of the PCAOB Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with KPMG and its independence from the Company. The Audit Committee also has discussed with the Company’s management and KPMG such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2022 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

The Audit Committee:
Amy H. Nelson, Chair
John V. Lovoi
William L. Transier

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

34	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 2:

Ratification of Independent Registered Public Accounting Firm

KPMG LLP (”KPMG”) served as our independent registered public accounting firm in 2022, having provided audit and financing services since their appointment in May 2016.

Our Audit Committee has the authority to retain, oversee, evaluate and terminate our independent registered public accounting firm. Pursuant to such authority, the Audit Committee has appointed KPMG, an independent registered public accounting firm, as auditors to examine the financial statements of Helix for the fiscal year ending December 31, 2023, and to perform other appropriate accounting services.

Although our By-laws do not require that shareholders ratify the appointment of KPMG as our independent registered public accounting firm, the Board has determined to submit the selection of KPMG for ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG, the adverse vote will be considered as a direction to the Audit Committee to consider selecting other auditors for the next fiscal year. However, it is contemplated that the appointment for the fiscal year ending December 31, 2023 will be permitted to stand unless the Audit Committee finds reasons for making a change. It is understood that even if the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Helix and our shareholders.

We expect that representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories were:

	2022	2021
	(In Thousands)
Audit Fees(1)	$3,045	$1,925
Audit-Related Fees	0	0
Tax Fees(2)	45	0
All Other Fees	0	0
Total	$3,090	$1,925
(1)	Audit fees include fees related to the following services: the annual consolidated financial statement audit (including required quarterly reviews), subsidiary audits, audits of internal controls over financial reporting, and consultations relating to the audit or quarterly reviews.
(2)	Tax fees relate to tax compliance work in the United States.

Vote Required

The ratification of KPMG requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the ratification of the selection of KPMG as Helix’s independent registered public accounting firm set forth in this Proposal 2.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	35

Compensation Discussion
and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Helix’s 2022 executive compensation program, including the philosophy behind the program, how the Compensation Committee made compensation decisions in 2022, and the level and elements of 2022 compensation for each of our “named executive officers” (“NEOs”). The Compensation Committee encourages you to read this CD&A carefully and consider it when conducting your “say on pay” vote on the 2022 compensation of our NEOs. Although this is a non-binding advisory vote, the Compensation Committee considers the outcome of the vote when making future compensation decisions.

Executive Summary and Recommendation

Executive Summary

For 2022 our four NEOs consisted of the following individuals, who are our only executive officers: Owen Kratz, President and Chief Executive Officer; Scotty Sparks, Executive Vice President and Chief Operating Officer; Erik Staffeldt, Executive Vice President and Chief Financial Officer; and Ken Neikirk, Executive Vice President, General Counsel and Corporate Secretary.

As shown throughout this CD&A, in upholding our commitment to our shareholders, for 2022 compensation the Compensation Committee continued to:

•	Establish an appropriate Benchmarking Peer Group and pay our NEOs at approximately the median level, with an opportunity to earn greater overall compensation if warranted by our performance;
•	Maintain a short-term incentive (“STI”) program based on stretch Adjusted EBITDA goals;
•	Approve a long-term incentive program tied to the performance of our common stock and other financial performance metrics;
•	Impose stock performance requirements as compared to a formulaically selected performance peer group in connection with payout of performance share unit (“PSU”) awards;
•	Take steps designed to conserve the Company’s share count and avoid potential dilution; and
•	Consider the outcome of our “say on pay” votes and our shareholders’ views when making future compensation decisions for our NEOs.

The Compensation Committee and management believe that the Company’s 2022 executive compensation:

•	Appropriately reflects Helix’s financial performance for the year as well as for longer-term value creation;
•	Demonstrates alignment of our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives designed to enhance shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to deliver Helix’s long-term success.

Recommendation

For these reasons, the Board recommends that shareholders vote to approve the 2022 compensation of Helix’s NEOs.

36	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis

Company Highlights

Helix and Industry Overview

Helix is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and full field decommissioning operations. Our services are centered on a three-legged business model well positioned for a global energy transition by maximizing production of remaining oil and gas reserves, supporting renewable energy developments and decommissioning end-of-life oil and gas fields. We provide a range of services to the oil and gas and renewable energy markets primarily in the Gulf of Mexico, U.S. East Coast, Brazil, North Sea, Asia Pacific and West Africa regions. We have expanded our service capabilities to the Gulf of Mexico shelf with the acquisition of the Alliance group of companies (collectively “Alliance”) on July 1, 2022. Demand for our services is primarily influenced by the condition of the oil and gas and the renewable energy markets and, in particular, the willingness of offshore energy companies to spend on operational activities and capital projects. The performance of our business is largely affected by prevailing market commodity prices.

Oil and gas prices reached ten-year highs during the middle of 2022 and experienced moderate declines and volatility during the remainder of 2022. Global demand for oil and gas continues to recover as supply has been disrupted by regional conflicts. We expect oil and gas prices will remain robust for the near term, which should lead to higher customer spending for the industry. However, despite the current strong commodity price environment, there remain headwinds to commodity price stability, including those regional conflicts, high inflation and in particular governments’ and central banks’ efforts to taper economic growth, COVID-related uncertainties, various governmental and customer ESG initiatives, continued shifting of resource allocation to renewable energy, and most recently wavering market confidence in light of turmoil within the banking industry. We expect these factors will continue to contribute to commodity price volatility, with the potential to temper customer spending for oil and gas projects.

Over the near-term, with the current commodity price environment we expect oil and gas companies to invest in new long-cycle exploration projects in addition to maintaining and/or increasing production from their remaining reserves. As historically production enhancement through well intervention is less expensive per incremental barrel of oil than exploration, we continue to expect oil and gas companies to increasingly focus on optimizing production of their existing subsea wells, and we believe we have a competitive advantage in efficiently servicing the life cycle of an oil and gas field. Furthermore, as the subsea tree base expands and ages and customers shift resources to renewable energy, the demand for decommissioning services should persist. For a more comprehensive discussion of our economic outlook and industry influences, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 35 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023 (our “2022 Annual Report”).

Helix Performance

Helix’s 2022 performance and executive compensation, to which this CD&A relates, reflected what we long described as a transitional year. We believe we navigated many of the challenges of COVID-19 by operating safely, managing costs and protecting our balance sheet. In the post-COVID recovery the oil and gas market has improved, while the energy market continues its migration of energy transition. We in turn continued to demonstrate our capabilities and commitment to our strategy and outlook for the markets we serve in 2022, by among other things entering into new longer-term deepwater well intervention and decommissioning contracts, continuing to expand our services and offerings into the offshore renewable energy sector, and notably completing the acquisition of Alliance thereby expanding our services to the Gulf of Mexico shelf. Our global presence is evident in the diverse regions in which we work, and in 2022 we strategically acquired niche equipment such as intervention systems, trenchers and a boulder grab to further enhance our capabilities in an energy transition.

Our results for 2022 marked our fifth consecutive year of generating positive Free Cash Flow,1 and reflected meaningful year-over-year increases in both revenue and Adjusted EBITDA.1 Representative of our strong balance sheet, ample liquidity, a robust offshore services market recovery and our financial outlook, in February 2023 our Board authorized a share repurchase program of up to $200 million.

[1]	Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures. For a reconciliation of these financial measures to reported net income (loss), cash flows from operating activities and long-term debt, respectively, see “Non-GAAP Financial Measures” on pages 38-39 of our 2022 Annual Report.

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Compensation Discussion and Analysis

Our expectations and goals align with the underlying belief that fossil fuels will not be eliminated from consumption, but rather there will be a global transition from relying primarily on fossil fuels to a more balanced approach that includes renewable energy, such as wind farms and other alternative fuels. Our business supports both the responsible transition from a carbon-based economy and extending the value and therefore the life cycle of underutilized wells, which in turn helps clients avoid drilling new wells.

We believe we are well positioned to capitalize on the current market, remaining true to our core business values and priorities of Safety, Sustainability and Value Creation.

Helix Financial Results

As shown in the chart below, in 2022 we saw meaningful improvement in revenue and Adjusted EBITDA, while experiencing a decline in net income2 primarily due higher foreign currency losses due to a weakening of the British pound in 2022. In 2022 our revenue increased to $873 million, our Adjusted EBITDA increased to $121 million and we realized a net loss of $88 million.

Five-Year Results ($ in millions)

Reflective of these results, along with a global commodity demand recovery and enhanced outlook for sustained high oil prices, our stock price experienced significant improvement in 2022, closing at $7.38 per share on December 31, 2022 compared to $3.12 on December 31, 2021 and $4.20 on December 31, 2020. Our three-year total shareholder return (“TSR”) performed in the middle third of our 2020 PSU peer group of companies, as shown in the following “Total Shareholder Return (TSR) 2020-2022” chart. We define TSR for this three-year period as the average stock price for the 20 trading days prior to December 31, 2022 divided by the average stock price for the 20 trading days prior to January 1, 2020.

[2]	Represents net income (loss) attributable to common shareholders.

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Compensation Discussion and Analysis

Total Shareholder Return (TSR) 2020-2022

Our financial results further underscored the notion that 2022 was a transitional year for the Company, as we transitioned from legacy long-term contracts and we emerged from certain challenges of COVID-19 and into improving oil and gas and renewables markets. We also continued to exercise financial discipline, as during 2022 we generated approximately $18 million of Free Cash Flow, fully redeemed the $35 million remaining principal amount of our Convertible Senior Notes Due 2022, and as of December 31, 2022 had Net Debt1 of approximately $75 million. We maintained our strong year-end balance sheet even as we completed our acquisition of Alliance for $119 million cash (excluding acquired cash) at closing on July 1, 2022. Lastly as noted above, in February 2023 our Board authorized a share repurchase program of up to $200 million, which we believe will be beneficial to and in the best interests of the Company and its shareholders, and should allow us to increase shareholder value while maintaining adequate cash and liquidity to fund our operations and investment opportunities.

Understanding these metrics helps depict the financial health of our Company, the prudence with which we believe we navigated recent challenges, and our positioning to capitalize on the current market. Despite the current strong market outlook, we expect certain factors, including inflationary pressures and some degree of ongoing COVID uncertainty, will continue to contribute to commodity price volatility and may temper customer spending. In 2022 we continued to adapt to our environment and position ourselves for future success.

We remain committed to working hard for our shareholders in every type of market environment, managing through down cycles and volatility and capitalizing on opportunities. We strive to:

•	Emphasize our core business values and priorities of Safety, Sustainability and Value Creation;
•	Focus on our strategic markets of maximizing remaining reserves, supporting renewable energy developments and decommissioning aged wells;
•	Explore and diversify our business, whether via broader capabilities such as our recently acquired Alliance business, new geographical regions such as bringing the Q7000 to the Asia Pacific region, or expanding our core client base;
•	Deliver on our commitments to human capital resources, through attraction, retention and talent management;
•	Evaluate and manage our capital structure, including debt reduction goals, liquidity requirements and returning value to our shareholders;
•	Prioritize safe operational execution and minimize operational downtime; and
•	Champion and communicate our strong ESG record, recognizing our important role as a steward of the people, communities and environments we serve.

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Compensation Discussion and Analysis

How Our Compensation Program Works

With the cyclicality of our industry and given our commitment to creating long-term value for our shareholders, a significant portion of our compensation program is performance-based and at-risk. Our program is designed to incentivize and reward our executives for achieving stretch financial performance goals and outperforming our industry peers. Although our compensation program is focused primarily on longer-term performance, the realized compensation of our NEOs is designed also to reflect financial performance based on annual budgeted goals.

The “Compensation of CEO Relative to Stock Price and EBITDA” chart on the following page (the “CEO Compensation Chart”) compares the target and realized compensation of our President and Chief Executive Officer (our “CEO”), Helix’s Adjusted EBITDA, and Helix’s stock price for the years 2018 through 2022. Target compensation includes base salary, STI target, and grant date fair value of annual long-term incentive awards in each respective year. As the chart illustrates, in 2020, reflective of our then-continued financial success prior to the COVID-19 pandemic, our CEO’s long-term incentive award was slightly increased as compared to 2019. In response to negative changes in the market environment, in 2021 the Compensation Committee significantly reduced our CEO’s target compensation, by reducing his long-term incentive award from $3.6 million in 2020 to $1.1 million in 2021. In 2022 our CEO’s long-term incentive award was restored to the prior $3.6 million level. The realized compensation for our CEO from 2019 through 2022 includes base salary paid in each year, STI paid in respect of each year, and the value of the payout of long-term incentive compensation that vested immediately following the relevant performance period.

As the CEO Compensation Chart illustrates, the realized compensation of our CEO from 2018 through 2022 has tracked the performance of the Company (measured by Adjusted EBITDA and absolute share price performance), with his realized compensation lower from prior years in 2020 and 2021, followed by an increase in 2022. Our CEO’s realized compensation decreased in 2020 in part due to the voluntary reduction to his base salary taken in connection with the ongoing COVID-19 pandemic, which reduction was reversed in 2021. The reduction of our CEO’s target compensation in 2021, including the $2.5 million reduction in his long-term incentive award, is reflected in his realized compensation in subsequent years as such 2021 long-term incentive award vests.

Our CEO’s realized compensation increased in 2022 compared to 2021 driven by the payout of STI at 133% of his target level due to the Company’s 2022 Adjusted EBITDA generation, along with the increased value of restricted stock and restricted stock unit (“RSU”) awards in line with the Company’s improving share price, offset in part by the payout below par of the three-year cliff vesting PSUs granted in January 2020 as a result of our TSR ranking 14th out of the 25 2020 PSU peer group companies. This relative TSR performance is shown in the “Total Shareholder Return (TSR) 2020-2022” chart above, which graphically depicts our TSR performance over the three-year performance period compared to the TSRs of those peer companies.

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Compensation Discussion and Analysis

(1)	The realized compensation levels shown include base salary paid in each year, STI paid in respect of each year, and payout of long-term incentive compensation that vested after each year (i.e., the value at the time of vesting of restricted stock and RSUs and cliff-vesting PSUs that vested immediately after the year in question).
(2)	With respect to realized amounts, value of PSU payout, as determined by our three-year stock performance compared to that of our peer group companies (as set forth in the applicable PSU award agreement), vesting immediately after the applicable year.
(3)	With respect to realized amounts, value of time-vesting restricted stock and RSUs vesting immediately after the applicable year.
(4)	Represents stock price during the five-year period beginning January 1, 2018 and ending December 31, 2022.

2022 Executive Compensation Program

The following charts show the elements of 2022 executive compensation approved by the Compensation Committee, including target level STI opportunity and long-term incentives at grant date fair value. For our CEO and other NEOs, a significant portion of 2022 compensation that could be earned was based on the performance of those at-risk compensation elements (87% and 77%, respectively).

CEO Compensation Components for 2022	Other NEO Compensation Components for 2022

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Compensation Discussion and Analysis

As part of the compensation decision making process, Helix does not target a stated percentile of the market on a total direct compensation basis, but instead emphasizes performance incentives designed to align with our performance-based compensation philosophy. The Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median, with an opportunity to earn greater overall compensation in the event such is warranted by our performance.

Throughout the COVID-19 pandemic we made several compensation-related decisions in response to, and proactively in respect of, that challenging environment. In 2022, along with a global commodity demand recovery and enhanced outlook for sustained high oil prices, the Compensation Committee correspondingly continued to normalize our executive compensation program. With respect to our 2022 executive compensation program, the Compensation Committee determined to maintain base salaries and STI targets for each of our NEOs at the same levels as 2021. The Compensation Committee restored the 2022 long-term incentive awards for each of Messrs. Kratz, Sparks and Staffeldt to their pre-pandemic levels.

Base salaries for our NEOs in 2022 continued to reflect the individuals’ contributions to our organization and align with our compensation philosophy and benchmarking peers.

Our 2022 STI program was based solely on Adjusted EBITDA. The Compensation Committee continued to view this financial performance metric as the Company’s most important near-term business driver reflective of utilization, rates and cost management.

Our 2022 executive long-term incentive program continued to be based in large part on our stock price performance. Half of the long-term incentive award was comprised of time-vesting RSUs, the value of which depends on our absolute stock price. The other half of the award was comprised of cliff-vesting PSUs, the payout (if any) of which reflects not only the stock price at the time of payout but also the performance of the Company over a three-year performance period, as measured in equal parts by the Company’s (a) relative TSR compared to that of a formulaically selected performance peer group and (b) generation of Free Cash Flow compared to a pre-established benchmark. Consistent with the prior year, for 2022 the Compensation Committee determined to grant RSUs and PSUs payable in either stock or cash (as determined in the discretion of the Compensation Committee) in order to conserve the Company’s share count and avoid potential dilution.

The overall design and execution of our 2022 executive compensation program collectively demonstrate our compensation philosophy of supporting the alignment of executive management and shareholder interests.

2022 Say On Pay Vote and Investor Outreach

In 2022 we sought an advisory vote from our shareholders regarding our 2021 executive officer compensation and received a 97.7% favorable “say on pay” vote.

During the course of 2022, we engaged with our investor base, including outreach to holders who collectively own over half of our outstanding shares. We met with investors owning 85% of the shares included in our outreach, including 5 of our top 6 institutional beneficial owners representing approximately 40% of our then-outstanding voting shares. Our meetings covered a variety of issues, and consistent with the strong results of our “say on pay” vote regarding 2021 executive compensation, the overwhelming majority of our engagement reflected support for our executive compensation process. We did take under advisement feedback from those investors providing commentary with respect to executive compensation, and will continue to engage with our stakeholders on these matters.

Helix’s 2021 executive officer compensation received a 97.7% favorable “say on pay” vote.

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Compensation Discussion and Analysis

Executive Compensation Process

The executive compensation process is led by the Compensation Committee, which has overall responsibility for reviewing, evaluating and approving Helix’s executive compensation policies, plans, programs and agreements. Our management provides input on performance and achievements, and an independent compensation consultant provides competitive market data and advises the Compensation Committee on program design.

Key Features of Our 2022 Executive Compensation Program
What We Do	What We Don’t Do

       Substantial focus on performance-based pay

       Balance of short- and long-term incentives

       Annual bonus structure tied to stretch Helix financial performance and full payout requires beating, not just meeting, budget

       Align executive compensation with shareholder returns through long-term incentives

       Retain an independent external compensation consultant

       Consider peer group benchmarks when establishing compensation

       Maintain Incentive Award Recoupment Policy or “clawback” policy, which can result in clawback of executive compensation

       Impose robust stock ownership guidelines for our Section 16 officers and our directors

       Allow pledging of stock only if certain stringent quantitative requirements are met (including limiting the amount of stock being pledged) and the transaction is approved by the Board considering a variety of factors

       Maintain a strong risk management program, which includes monitoring the effect of our compensation programs on risk taking

NO hedging of our stock NO tax gross-ups in post-2008 agreements NO single trigger change of control payments NO guaranteed salary increases NO guaranteed bonuses NO perquisites

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Compensation Discussion and Analysis

The following summarizes the allocation of responsibilities associated with our executive compensation program:

Compensation Process Participants
Compensation Committee (comprised of four independent directors)

•    Oversees and approves program principles and philosophies

•    Determines STI program design and metrics for our executive officers

•    Determines design of long-term incentive program for our executive officers

•    Determines all levels of compensation for each of our executive officers including base salary, STI targets, and long-term incentive awards

•    Reviews and approves payouts under performance-based short-term and long-term incentive programs for our executive officers, including any application of positive or negative discretion

•    Considers all other arrangements, policies and practices related to our executive officer compensation program such as employment agreements, our clawback policy, change in control arrangements, and policies limiting pledging and prohibiting hedging

•    Does not delegate any of its functions or authority to management regarding compensation for our executive officers

•    Has exclusive authority to retain and terminate any independent compensation consultant

•    Oversees aspects of our compensation arrangements affecting our executive officers as well as our non-executive employees, such as our Employees’ 401k Savings Plan, 2005 Long Term Incentive Plan and Employee Stock Purchase Plan

Independent Compensation Consultant

•    Retained by, and performs work at the direction and under the supervision of, the Compensation Committee

•    Provides advice, research and analytical services on subjects such as trends in executive compensation, executive officer compensation program design, peer and industry data, and independent director compensation

•    Reviews and reports on Compensation Committee materials, participates in Compensation Committee meetings, and communicates with the Compensation Committee between meetings

•    Provides no services to Helix other than those provided directly to or on behalf of the Compensation Committee

Management

•    CEO provides input with respect to base salary, STI targets and long-term incentive award values for executive officers other than himself

•    CEO provides information on Helix’s short-term and long-term business and strategic objectives for consideration by the Compensation Committee in structuring the STI program and performance-based long-term incentive awards

•    CEO provides the Compensation Committee a performance assessment of each executive officer

Competitive Benchmarking Process

As part of the compensation decision making process, Helix does not target a stated percentile of the market on a total direct compensation basis, but instead emphasizes performance incentives designed to align with our performance-based compensation philosophy. The Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median, with an opportunity to earn greater overall compensation in the event such is warranted by our performance. The exact level of targeted compensation for each NEO varies based on the individual’s role in Helix, his or her experience, and his or her contribution to our success, among other factors.

For 2022 compensation, the Compensation Committee retained WTW as its independent compensation consultant. The Compensation Committee determined that WTW is independent from Helix’s management, based on information received from WTW including information responsive to six specifically listed factors set forth in the New York Stock Exchange (“NYSE”) rule requiring that compensation committees consider factors relevant to a consultant’s independence in connection with the consultant’s engagement.

Given the complexities of Helix’s services, potential competitors and other special characteristics, we have bifurcated our compensation peer groups into (i) a customized Benchmarking Peer Group for purposes of compensation comparators and (ii) a formulaically selected Performance Peer Group for purposes of measuring the Company’s performance in connection with long-term incentive-based compensation. This bifurcation allows the Compensation Committee to account for our unique

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Compensation Discussion and Analysis

business model while at the same time continuing to hold executives accountable for our relative performance against a broader set of industry-specific companies.

For benchmarking purposes, the Compensation Committee compares the total compensation for each NEO position to the compensation paid for similar positions by companies in our Benchmarking Peer Group, as set forth in those companies’ most recently available public disclosures. WTW proposes companies to be included in the Benchmarking Peer Group and the methodology for selecting that peer group, and consults with management to confirm that the most appropriate companies are selected, including from the perspective of similarity of business lines and competitors for talent. The Compensation Committee then reviews and, as it may deem appropriate, approves the Benchmarking Peer Group for the applicable compensation year.

In determining our Benchmarking Peer Group, we strive to define the market for our executive talent using a sizable group of companies that are comparable to us in both line of business and size. We operate purpose-built well intervention vessels and equipment, bespoke trenchers and other robotics assets, and with our expanded service following the Alliance acquisition we now operate an even more diversified asset base including liftboats, offshore supply vessels, dive support vessels and a heavy lift derrick barge. Our operations are geographically dispersed throughout the world. There is no other singular company whose service offerings are substantially identical to ours. Certain of our competitors are considerably larger with greater financial and other resources; others may be smaller and willing to take on additional risks. We compete with drilling rigs for certain work, but we are not a drilling company. Many of our principal competitors are international companies that compensate their executives differently from U.S. companies for a variety of reasons and/or do not disclose the same type of compensation information as U.S. companies do. In sum, we are proud to be a unique provider of offshore solutions, and we work diligently to identify the best possible peer groups of companies against which to compare ourselves.

During 2021 the Compensation Committee with guidance from WTW conducted a Benchmarking Peer Group review to identify the most appropriate peer companies for the 2022 compensation decision making process. As part of its process the Compensation Committee reviewed the Company’s then-current benchmarking peers and conducted a screen of U.S. publicly traded companies using several defined criteria, including relevant Global Industry Classification Standard (GICS) codes, revenues and business/product descriptions most closely resembling those of Helix; secondary screening factors included a potential peer’s EBITDA, market capitalization and TSR performance. WTW then utilized a “peers of peers” analysis of those companies with which Helix was most likely competing for executive talent, and throughout the year supplemented its analyses using compensation survey data and other relevant reference points.

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Compensation Discussion and Analysis

Ultimately, the Compensation Committee selected the following peer companies to be utilized as the 2022 Benchmarking Peer Group:

2022 Benchmarking Peer Group
Archrock, Inc.
ChampionX Corporation
Core Laboratories N.V.
Dril-Quip, Inc.
Forum Energy Technologies, Inc.
Frank’s International N.V.
Helmerich & Payne, Inc.
Newpark Resources, Inc.
NexTier Oilfield Solutions Inc.
Oceaneering International, Inc.
Oil States International, Inc.
ProPetro Holding Corp.
RPC, Inc.
TETRA Technologies, Inc.
Tidewater Inc.

The companies comprising the 2022 Benchmarking Peer Group were at their time of selection in the view of the Compensation Committee the best and most appropriate companies for benchmarking compensation within our industry. The Compensation Committee will continue to review and monitor the Benchmarking Peer Group on an annual basis and select peers based on appropriate screening criteria, metrics and competition for executive talent.

Compensation Philosophy and Objectives

Helix’s compensation program is based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances our business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation. Our overall compensation program is designed to achieve four key objectives:

•	Attracting, retaining and motivating qualified executives;
•	Advancing our business strategy and creating long-term value;
•	Aligning management’s and shareholders’ interests; and
•	Discouraging undue risk taking.

Implementing our business model and strategy in a cyclical business environment requires input from highly qualified, experienced and technically proficient executive officers. We rely on our executive officers to operate effectively in both positive and negative industry environments. They are charged with being able to develop and execute Helix’s strategies to achieve value for shareholders through all fluctuations of our business. We believe our executive compensation program helps us attract, retain and motivate such personnel through a range of business cycles.

We do not target a stated percentile of the market on a total direct compensation basis, but instead emphasize performance incentives designed to align with our performance-based compensation philosophy. We strive to pay base salaries for our executives near the median level compared to our benchmark peers and to allow our executives to earn greater levels of short-term and long-term compensation in the event such is warranted by our performance. The Compensation Committee developed a system whereby both the structure and results of our 2022 executive compensation program are appropriate

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Compensation Discussion and Analysis

based on the Company’s navigation of and responses to global and industry-specific challenges, and shareholder return relative to our industry peers.

The following table summarizes the objectives of Helix’s executive compensation program and the particular compensation practices that support each objective:

Objective	Practice
Attract, retain and motivate executives through a range of business cycles

•    Retain independent compensation consultant for advice on competitive landscape

•    Target total compensation at competitive market levels, and allow executives to earn total compensation above the median of the range when warranted by stretch financial performance, relative shareholder return and other financial performance metrics

•    Consider each executive’s roles, responsibilities and goals

Advance business strategy and create long-term value

•    Balance short- and long-term performance incentives with emphasis on the longer term

•    Compensate based on overall Helix performance, implementation by NEOs of business strategies, and achievement of stretch financial objectives

Align management and shareholder interests

•    Pay out long-term incentive performance-based compensation based on sustained stock price performance considering the cyclical nature of our industry and other financial performance metrics

•    Consider shareholder views in establishing compensation policies, practices and levels

•    Establish and enforce stock ownership guidelines

Discourage undue risk taking

•    Substantial portion of total compensation is “at-risk,” of which a significant portion is longer-term, performance-based and cliff-vesting

•    Maintain clawback policy providing for potential recoupment of executive compensation

•    Maintain prohibition of hedging and stringent limitations on pledging of stock

Consideration of Risk

Our compensation program is intended to be balanced and primarily focused on the long term, which is consistent with our strategy and business model. The greatest amounts of compensation can be achieved through consistent, superior performance over sustained periods of time. In addition, significant amounts of compensation, specifically long-term incentive awards, are paid out over time. These practices, along with our clawback policy, stock ownership guidelines and a policy prohibiting NEOs from hedging and limiting NEOs’ pledging of Helix stock, incentivize our executives to manage Helix for the longer term, while discouraging them from taking undue risk in the short term.

Tax and Accounting Considerations

The Compensation Committee and Helix management consider the accounting and tax impacts of various compensation elements when designing our executive compensation program and making other compensation decisions. These considerations, however, are secondary to meeting the overall objectives of our executive compensation program.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, all compensation (other than certain grandfathered arrangements) paid to each “covered employee” (as defined this Section) in excess of $1 million is non-deductible by Helix for U.S. federal income tax purposes. Although the Compensation Committee does consider the accounting and tax impacts of its compensation decisions, it may approve compensation in excess of the $1 million deduction limitation in order to maintain competitive levels of compensation for our executive officers. Tax deductibility does not drive the Compensation Committee’s compensation decisions, and as a result, certain compensation paid to our NEOs may not be deductible by Helix. The Compensation Committee will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate executive compensation program design.

Clawback Policy

We have implemented an Incentive Award Recoupment Policy, or “clawback” policy, that provides for recoupment of executive compensation, whether cash or equity, in certain circumstances. Under the policy, the Board may recoup certain executive compensation from our CEO or Chief Financial Officer in the event either (1) the Company revises its previously issued financial

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Compensation Discussion and Analysis

statements for the purpose of correcting material errors or (2) such person engages in misconduct that the Board believes has caused material financial, operational or reputational harm to the Company.

During the fourth quarter 2022 the SEC adopted a final rule implementing the incentive compensation clawback rules mandated by Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which rule is separate and distinct from the clawback mandates set forth in the Sarbanes-Oxley Act. During the first quarter 2023 the NYSE submitted to the SEC its proposed listing standards implementing the SEC’s rule.

We will timely modify our Incentive Award Recoupment Policy to reflect all applicable requirements.

Stock Ownership Guidelines

We have in place stock ownership guidelines for our Section 16 officers and our independent directors. These covered persons have five years from the date they become subject to the guidelines to accumulate the equity necessary to comply with the guidelines. The forms of equity ownership that can be used to satisfy the guidelines include shares of our common stock owned directly, shares of our common stock owned indirectly (e.g., by a spouse or a trust), time-vesting restricted stock and time-vesting RSUs. The ownership guidelines are as follows:

•	Independent Board Members – 5x annual cash retainer
•	President and Chief Executive Officer – 6x current base salary
•	Executive Vice Presidents – 3x current base salary
•	Senior Vice Presidents, Vice Presidents and other Section 16 officers not listed above – 2x current base salary

The value of an individual’s holdings is based on the average closing price of a share of our common stock for the previous calendar year. There are penalties for non-compliance, which may include the retention of a portion of the participant’s vested shares or the participant receiving grants of equity in lieu of cash compensation until compliance is achieved; waivers may be granted for certain hardship issues. As of December 31, 2022, all of our directors and Section 16 officers were in compliance with the stock ownership guidelines. Only Mmes. Glassman and Harris, who joined the Board in September 2022, and Brent Arriaga, who was named a Section 16 officer as our Chief Accounting Officer and Corporate Controller in December 2021, do not currently hold the equity necessary to comply with the guidelines, but each is within the five-year window in which to achieve compliance.

Hedging and Pledging Policy

Helix considers it inappropriate for any director, officer or employee to enter speculative transactions in our stock. Therefore, we have a policy that prohibits the purchase or sale of puts, calls or options based on our securities, or the short sale of our securities. Directors, officers and other employees may not purchase Helix securities on margin. The policy prohibits the hedging of our stock and imposes discrete and stringent limitations on the ability to pledge Helix stock.

Because much of the compensation of our executives – and potentially their net worth – consists of or is based on Helix stock, our executives may prefer to pledge stock as collateral for a loan or indebtedness rather than selling Helix stock to meet cash needs. However, any significant sale of that collateral into the market may have adverse consequences (at least in the short term) on our stock price. Accordingly, Helix policy provides that directors and officers may pledge our stock only if the pledged stock does not exceed:

•	25% of the director’s or officer’s total holdings;
•	2% of Helix’s outstanding securities; and
•	200% of Helix’s average daily trading volume over the three months prior to the transaction.

In addition, every pledge transaction must be specifically approved by the Board. In assessing a potential pledging transaction, the Board may consider any factors it deems appropriate and relevant, including whether the indebtedness secured by the pledged stock is non-recourse, whether the director or officer has other assets to satisfy the loan or indebtedness, whether the stock pledged was purchased (as opposed to granted as compensation by Helix), and any mechanisms in the pledge transaction that are in place to avoid undesirable transactions in Helix’s securities.

At this time, there are no outstanding pledges of our stock by any of our directors or officers.

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Compensation Discussion and Analysis

2022 Executive Compensation Components

For 2022, the primary components of compensation for our NEOs consisted of:

•	A base salary
•	A short-term cash incentive opportunity based on 2022 financial results
•	A long-term incentive award in the form of performance-contingent cliff-vesting PSUs
•	A long-term incentive award in the form of time-vesting RSUs

We use each element of compensation to satisfy one or more of our stated compensation objectives. The Compensation Committee’s goal is to achieve the appropriate balance between short-term cash incentives for achievement of stretch annual financial performance targets and long-term incentives to promote achievement of sustained value over the longer term.

The following table sets forth the total target compensation awarded in 2022 for each NEO, broken out by base salary, STI target and grant date fair value of long-term incentive awards. Following that table is a more detailed discussion of each element of our NEOs’ 2022 compensation.

Named Executive Officer	2022 Base Salary	2022 STI Target	2022 Long-Term Incentive Award	Total Target Direct Compensation
Owen Kratz	$700,000	$1,050,000	$3,600,000	$5,350,000
Scotty Sparks	$460,000	$460,000	$1,175,000	$2,095,000
Erik Staffeldt	$440,000	$440,000	$1,075,000	$1,955,000
Ken Neikirk	$400,000	$400,000	$800,000	$1,600,000

Base Salary Determination

In establishing base salaries for our executive officers, the Compensation Committee considers a number of factors, including: job responsibilities, individual contributions, level of experience and compensation history and benchmarking peer company data. Individual NEO base salaries are generally established at the December meeting of the Compensation Committee in the prior year.

Through 2022, our CEO’s base salary had not changed since 2008, other than the temporary salary reduction in 2020 in response to the global pandemic and the subsequent restoration as discussed herein. The Compensation Committee determined to maintain 2022 base salaries for each of our NEOs at the same levels as 2021.

Base Salaries for 2022
Named Executive Officer	2022 Base Salary	Percent Increase
Owen Kratz	$700,000	0% increase year over year
Scotty Sparks	$460,000
Erik Staffeldt	$440,000
Ken Neikirk	$400,000

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	49

Compensation Discussion and Analysis

Short-Term Cash Incentive Program

For the past several years, we have aligned our annual short-term cash incentive program for executive officers with that of our onshore workforce. The STI program consists of a cash opportunity designed to reward employees, including our executive officers, for the achievement of certain stretch corporate financial goals. Payouts, if earned, are typically made in March of the year following the applicable performance year.

The STI target for each executive officer is expressed as a percentage of base salary. Individual NEO STI targets are generally established at the December meeting of the Compensation Committee in the prior year (at the same time base salary and long-term incentive awards are determined), and STI program design and metrics are generally established at the Compensation Committee’s first regular meeting of the applicable year.

In February 2022, the Compensation Committee approved the 2022 STI program for Helix’s executive officers, reaffirmed that achieving a certain level of Adjusted EBITDA was again viewed as the key near-term financial objective for Helix and its shareholders, and therefore established that Adjusted EBITDA would serve as the sole financial metric for determining 2022 STI performance. As with prior years’ programs, there was for 2022 a significant “stretch” element in the STI metrics — to earn a target payout, Adjusted EBITDA had to exceed the Company’s Board-approved 2022 annual budget. This approach was designed to provide executives and employees an STI payment that would be meaningful if a certain financial performance level was achieved, but not in an amount that would negatively affect Adjusted EBITDA if the Company did not achieve its budget.

Set forth below are the 2022 Adjusted EBITDA thresholds at which various levels of STI payouts could be earned:

2022 Adjusted EBITDA
Threshold	$60 million
2022 Budget	$70 million
Target	$78 million
Maximum	$81 million

No executive officer could earn an STI payout in excess of his or her individual maximum level set by the Compensation Committee. Thus it was possible for an NEO to earn an STI payout below or above his or her target amount, but not above the 133% maximum level, a cap that is lower than those of our benchmarking peers. In addition, pursuant to the terms of the 2022 STI program, notwithstanding the financial performance metrics set forth below, any individual executive officer’s bonus for 2022 could be adjusted upward or downward in the discretion of the Compensation Committee.

Our CEO’s target STI percentage has not changed since 2014 and there were no increases to the 2022 target and maximum STI levels of our other NEOs.

Below are our NEOs’ target and maximum STI levels for 2022:

Named Executive Officer	Target	Maximum
Owen Kratz	$1,050,000	$1,400,000
Scotty Sparks	$460,000	$611,800
Erik Staffeldt	$440,000	$585,200
Ken Neikirk	$400,000	$532,000

50	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis

Set forth below are the 2022 STI targets and actual payouts for each NEO. For 2022, Helix reported Adjusted EBITDA of approximately $121 million, approximately $30 million of which was contributed as a result of the Alliance acquisition. Therefore, Helix’s reported Adjusted EBITDA significantly exceeded the Board-approved 2022 annual budget, even absent any contribution from Alliance. In accordance with our program our NEOs were each paid STI at 133% of target, as follows:

2022 STI Payouts: Target v. Actual
Named Executive Officer	Target	Actual
Owen Kratz	$1,050,000	$1,400,000
Scotty Sparks	$460,000	$611,800
Erik Staffeldt	$440,000	$585,200
Ken Neikirk	$400,000	$532,000

Long-Term Incentive Program

The Compensation Committee believes that equity-based incentive awards serve to align the economic interests of our executive officers with those of our shareholders. Restricted stock, RSU and PSU awards provide proper incentives to avoid undue risk taking while increasing long-term shareholder value. In addition, these awards are an important retention tool with respect to our NEOs.

Issuances of restricted stock, RSUs and PSUs are made pursuant to our 2005 Long-Term Incentive Plan (as amended and restated, our “Plan”) and are governed by the terms of the Plan in addition to the terms and conditions stated in the applicable award documents.

Individual NEO long-term incentive program design and metrics, as well as the value of long-term incentive awards, are generally established at the December meeting of the Compensation Committee in the prior year (at the same time base salary and STI targets are determined). In determining the value of each NEO’s long-term incentive award, the Compensation Committee reviews the data provided by its independent compensation consultant, and takes into consideration historical awards and the CEO’s recommendation.

2022 Long-Term Incentive Awards

For 2022, the long-term incentive awards consisted of: (1) 50% in the form of a performance-contingent cliff-vesting PSU award, the payout of which (if any) is measured by our performance and is based in equal parts on our (a) TSR compared to that of a formulaically selected performance peer group and (b) generation of Free Cash Flow compared to a pre-established benchmark, in each case over a three-year performance period; and (2) 50% in the form of a time-vesting RSU award. PSUs and RSUs granted in 2022 are payable in either stock, cash or a combination thereof, in the discretion of the Compensation Committee.

In December 2021 the Compensation Committee determined, in consultation with WTW and supported by market data of our 2022 Benchmarking Peer Group, that the 2022 long-term incentive awards for each of Messrs. Kratz, Sparks and Staffeldt would be reinstated to their pre-pandemic levels of $3.6 million, $1.175 million and $1.075 million, respectively, and the long-term incentive award for Mr. Neikirk would remain at $800,000.

Set forth below are the long-term incentive awards granted in January 2022 to each of our NEOs:

2022 Long-Term Incentive Awards
Named Executive Officer	PSU Awards in units (50%)	RSU Awards in units (50%)	Total Value of LTI Awards in dollars
Owen Kratz	576,923	576,923	$3,600,000
Scotty Sparks	188,301	188,301	$1,175,000
Erik Staffeldt	172,276	172,276	$1,075,000
Ken Neikirk	128,205	128,205	$800,000

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	51

Compensation Discussion and Analysis

2022 PSU Awards

In January 2022, each NEO received a PSU award pursuant to our Plan. Each unit represents the contingent right to receive either (a) one share of our common stock or (b) cash representing the fair market value of one share of our common stock, at the end of a three-year period based equally on our TSR relative to that of the companies in a formulaically selected performance peer group and our Free Cash Flow compared to a pre-established benchmark, subject to the terms and conditions of our Plan. The maximum payout that may be achieved at vesting, whether paid in stock or cash, is 200% of the number of units awarded, and the minimum payout that may be achieved is zero. The PSUs granted in 2022 are payable in either stock or cash to conserve the Company’s share count and avoid potential dilution, and the form of payment is in the discretion of the Compensation Committee and subject to the terms and conditions of our Plan.

For 2022 the Compensation Committee again established a Performance Peer Group, separate from our Benchmarking Peer Group, to measure Helix’s comparative TSR performance under the 2022 PSU awards. The 2022 Performance Peer Group was established formulaically, beginning with the 2022 Benchmarking Peer Group, eliminating companies that subsequently filed for bankruptcy or were acquired, and then adding those most prevalent “peers of peers” from the performance peer groups utilized by the 2022 Benchmarking Peer Group. In creating the 2022 Performance Peer Group the Compensation Committee again emphasized its desire for an unbiased and repeatable approach to establish a large group of companies against which the Company competes for investment dollars.

Accordingly, the 2022 Performance Peer Group was as follows:

2022 Performance Peer Group
Archrock, Inc.(1)(2)
ChampionX Corporation(1)(2)
Core Laboratories N.V.(1)(2)
Dril-Quip, Inc.(1)(2)(3)
Exterran Corporation(2)
Forum Energy Technologies, Inc.(1)(3)
Helmerich & Payne, Inc.(1)
Nabors Industries Ltd.(1)
Newpark Resources, Inc.(1)(2)(3)
NexTier Oilfield Solutions Inc.
Oceaneering International, Inc.(1)(2)(3)
Oil States International, Inc.(1)(2)(3)
Patterson-UTI Energy, Inc.
ProPetro Holding Corp.(2)
RPC, Inc.(1)(2)
Select Energy Services, Inc.
TETRA Technologies, Inc.(1)(2)(3)
Tidewater, Inc.
Transocean Ltd.(1)
USA Compression Partners, LP
(1)	Member of 2021 Performance Peer Group
(2)	Member of 2020 Performance Peer Group
(3)	Member of 2019 Performance Peer Group

52	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis

With respect to the TSR portion of the 2022 PSU awards, the TSR formula is computed using our stock price as follows:

Ending Price – Beginning Price + Dividends*	= Total Shareholder Return
Beginning Price
*	Dividends, if any paid over the performance period; Beginning Price being the average closing price of the last 20 trading days of 2021 and the Ending Price being the average closing price of the last 20 trading days of 2024.

For the TSR portion of the 2022 PSU awards, the TSR performance threshold is the 25th percentile of the 2022 Performance Peer Group (the attainment below which will yield a payout equal to 0%), performance target level is a TSR at or above the 55th percentile (the attainment of which will yield a payout equal to 100% or “target”), and the maximum performance level is a TSR at or above the 80th percentile (the attainment of which will yield a payout equal to 200%). Payout for TSR performance between these percentiles is calculated by linear interpolation.

For the Free Cash Flow portion of the 2022 PSU awards, in the event the Company does not generate a cumulative positive Free Cash Flow during the three-year performance period, no payout will be made. In the event the Company generates a cumulative positive Free Cash Flow during the performance period, payout will be earned between (x) 100% for greater than $0 and (y) 200% for $25 million and above. Payout for Free Cash Flow performance between these amounts is calculated by linear interpolation.

2022 Restricted Stock Unit Awards

In January 2022, each NEO received a time-vesting RSU award pursuant to our Plan. The RSU awards vest over a three-year period in one-third increments on each anniversary of the grant date, and are payable in either stock, cash or a combination thereof in the discretion of the Compensation Committee, all subject to the terms and conditions of our Plan. The decision to grant RSUs payable in either stock or cash was made to conserve the Company’s share count and avoid potential dilution.

Payouts of Prior Long-Term Incentive Awards

Our executive officers had long-term incentive awards that vested immediately after the end of 2022, including the cliff vesting of the 2020 PSU awards (the payout of which was based on our relative TSR over the three-year performance period from January 1, 2020 through December 31, 2022) and annual vesting for each of the 2020 and 2021 restricted stock awards and the 2022 RSU awards.

With respect to the cliff vesting of the 2020 PSU awards, our TSR ranked 14th out of the 25 2020 PSU peer group companies (as identified in the 2020 PSU award agreements) over the three-year performance period. Therefore, in accordance with the terms of each such executive officer’s PSU Award Agreement, 77.25% of the granted PSUs was earned by such executive officers.

Perquisites and Benefits

Our NEOs only receive benefits that are either available to all our employees or otherwise are integrally and directly related to the performance of their duties at Helix. We do not provide pension arrangements, free or subsidized post-retirement health coverage or similar benefits to our NEOs.

We offer a variety of health and welfare and retirement programs to all eligible employees. Helix’s executive officers are eligible for the same benefit programs on the same basis as the rest of our U.S. employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability insurance. In addition, we offer a retirement program intended to supplement our employees’ personal savings and social security. Our retirement program for our U.S. employees, including our executive officers, consists solely of our Helix Energy Solutions Group, Inc. Employees’ 401(k) Savings Plan. Company discretionary matching under the 401(k) plan was suspended for 2021 in response to the global pandemic, and was reinstated beginning January 2022.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	53

Compensation Discussion and Analysis

Severance and Change in Control Arrangements

We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with certain severance benefits. In addition, we believe that the interests of our shareholders are served by having limited change in control benefits for executive officers who would be integral to the success of, and are most likely to be impacted by, a change in control of the Company. In November 2008, Mr. Kratz executed an amended and restated employment agreement with the Company. Each of Messrs. Sparks, Staffeldt and Neikirk executed an employment agreement in May 2015, June 2017 and May 2019, respectively, in connection with his promotion to an executive officer position, none of which agreements contain a “gross-up” or excise tax protection provision. The employment agreements with our executive officers contain severance benefits in the event the executive’s employment is terminated by Helix without “Cause” or the executive terminates his or her employment for “Good Reason,” as those terms are defined in the agreements. The employment agreements generally contain benefits payable to the executive officer if the executive officer terminates his or her employment for “Good Reason” or is terminated without “Cause” within a two-year period following a “Change in Control.” We believe the provision of these benefits to be reasonable and customary for our benchmarking peers. For more information regarding severance and change in control benefits, see “Employment Agreements and Change in Control Provisions.” In February 2012, the Compensation Committee adopted a policy that prohibits future employment agreements with executive officers from containing “single trigger” change in control provisions, or excise tax protection or “gross-up” provisions. None of our executive officers’ employment agreements has a “single trigger” for payout of severance benefits in the event of a change of control.

Looking Ahead: Market Outlook and 2023 Compensation Program Adjustments

As discussed above, our expectation is that oil and gas prices will remain robust for the near term, which should lead to higher customer spending for the industry, but there remain headwinds to commodity price stability. We continue to expect oil and gas companies to increasingly focus on optimizing production of their existing subsea wells, and the demand for decommissioning services should persist, underscoring the rationale behind our Alliance acquisition and other strategic growth. We believe we have a competitive advantage in efficiently servicing the life cycle of an oil and gas field, and we maintain our underlying belief that fossil fuels will not be eliminated from consumption, but rather there will be a global transition from relying primarily on fossil fuels to a more balanced approach that includes renewable energy, such as wind farms and other alternative fuels.

As noted above, representative of our strong balance sheet, ample liquidity, a robust offshore services market recovery and financial outlook, in February 2023 our Board authorized a share repurchase of up to $200 million, which we believe will be beneficial to and in the best interests of the Company and its shareholders, and should allow us to increase shareholder value while maintaining adequate cash and liquidity to fund our operations and investment opportunities. We are optimistic about our future prospects and believe we are well positioned to capitalize on the current market.

For 2023, the base salary for each of our NEOs remain the same as they were for 2022, except that the base salary for Mr. Kratz was increased from $700,000 to $800,000. Prior to 2023, Mr. Kratz’s base salary had not changed since 2008, other than the temporary salary reduction in 2020 in response to the global pandemic and subsequent restoration discussed herein. The 2023 target bonus percentages for NEOs remain the same, and the maximum bonus level increased from 133% to 190% of the target bonus. While Mr. Kratz’s target STI as a percentage of his base salary remained flat, his target STI level increased to $1.2 million in line with the increase to his base salary. We believe the 2023 levels of executive compensation will serve to motivate and retain the key talent needed to drive the Company’s long-term success.

The majority of our 2023 STI program continues to be based on Adjusted EBITDA, as the Compensation Committee continues to view this financial performance metric as the Company’s most important near-term business driver as reflective of utilization, rates and cost management. However in recognition of the importance of ESG and of Helix’s role as a steward of the people, communities and environments we serve, the Compensation Committee, with input from management and its independent compensation consultant, determined to add new ESG key performance indicators to the 2023 STI program. We are proud of our ESG record and believe our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value, leading to shareholder value creation.

54	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis

For 2023 the Compensation Committee continues the bifurcated approach of utilizing a benchmarking peer group for purposes of compensation comparators and a formulaically selected performance peer group for purposes of measuring the Company’s performance in connection with long-term incentive-based compensation. Long-term incentives for our executive officers in 2023 are again awarded in PSUs and RSUs, both payable in either stock, cash or a combination thereof in the discretion of the Compensation Committee, and all subject to the terms and conditions of our Plan. PSU award agreements entered into in 2023 again include a Free Cash Flow performance metric equally weighted with the relative TSR metric, in order to continue to emphasize the importance of Free Cash Flow in assessing the Company’s overall performance. The Compensation Committee believes these program features continue to be appropriate in the current environment and continue to align the interests of our executive management and our shareholders.

In evaluating Helix’s compensation programs, the Compensation Committee will continue to monitor and adapt based on business and financial results that are in the best interests of our shareholders and our employees. We remain committed to, and will continue to uphold, our core values in 2023 and beyond.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:
John V. Lovoi, Chair
Amerino Gatti
Paula Harris
T. Mitch Little

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	55

Executive
Officers

The executive officers of Helix are as follows:

Name	Age	Position

Owen Kratz	68	President and Chief Executive Officer
Scotty Sparks	49	Executive Vice President and Chief Operating Officer
Erik Staffeldt	51	Executive Vice President and Chief Financial Officer
Ken Neikirk	48	Executive Vice President, General Counsel and Corporate Secretary

President and chief executive officer	Owen Kratz
Owen Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999 and has served as a director of Helix since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a once publicly traded company, which was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York.

56	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Officers

Executive vice president and chief operating Officer	Scotty Sparks
Scotty Sparks is Executive Vice President and Chief Operating Officer of Helix, having joined Helix in 2001. He served as Executive Vice President – Operations of Helix from May 2015 until February 2016. From October 2012 until May 2015, he was Vice President – Commercial and Strategic Development of Helix. He has also served in various positions within Helix Robotics Solutions, Inc. (formerly know as Canyon Offshore, Inc.), including as Senior Vice President from 2007 to September 2012. Mr. Sparks has over 32 years of experience in the subsea industry, including Operations Manager and Vessel Superintendent at Global Marine Systems and BT Marine Systems.

Executive Vice President and Chief Financial Officer	Erik Staffeldt
Erik Staffeldt is Executive Vice President and Chief Financial Officer of Helix. Prior thereto he was Senior Vice President and Chief Financial Officer beginning in June 2017 until February 2019. Mr. Staffeldt oversees Helix’s finance, treasury, accounting, tax, information technology and corporate planning functions. Since joining Helix in July 2009 as Assistant Corporate Controller, Mr. Staffeldt has served as Director – Corporate Accounting from August 2011 until March 2013, Director of Finance from March 2013 until February 2014, Finance and Treasury Director from February 2014 until July 2015, and Vice President – Finance and Accounting from July 2015 until June 2017. Mr. Staffeldt was also designated as Helix’s “principal accounting officer” for purposes of the Securities Act of 1933, the Exchange Act and the rules and regulations promulgated thereunder in July 2015 until December 2021. Mr. Staffeldt served in various financial and accounting capacities prior to joining Helix and has over 26 years of experience in the energy industry. Mr. Staffeldt is a graduate of the University of Notre Dame with a BBA in Accounting and Loyola University in New Orleans with an MBA, and is a Certified Public Accountant.

Executive Vice President, General Counsel and Corporate Secretary	Ken Neikirk
Ken Neikirk is Executive Vice President, General Counsel and Corporate Secretary of Helix. Mr. Neikirk has over 22 years of experience practicing law in the corporate and energy sectors, and has been a member of Helix’s legal department since 2007, most recently serving as Helix’s Senior Vice President, General Counsel and Corporate Secretary from May 2019 to December 2022, and prior to that as Corporate Counsel, Compliance Officer and Assistant Secretary from February 2016 until April 2019. Mr. Neikirk oversees Helix’s legal, human resources, and contracts and insurance functions. Prior to joining Helix Mr. Neikirk was in private practice in New York and Houston. Mr. Neikirk holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Houston Law Center.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	57

Executive
Compensation

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the years ended December 31, 2022, 2021 and 2020, for our named executive officers: (1) the Chief Executive Officer and the Chief Financial Officer and (2) other than the Chief Executive Officer and the Chief Financial Officer, each of the two most highly compensated executive officers of Helix during 2022. These individuals are our only executive officers.

The table may not reflect the actual compensation received by the named executive officers for the three-year period. For example, amounts recorded in the stock awards column reflect the grant date fair value of the awards. The actual value of compensation realized by the named executive officer with respect to any equity award will vary from the grant date fair value due to stock price fluctuations and/or forfeitures.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Owen Kratz President and Chief Executive Officer	2022	$700,000	$-0-	$4,249,038	$1,400,000	$7,625	$6,356,663
	2021	$700,000	$-0-	$1,247,319	$929,670	$-0-	$2,876,989
	2020	$597,917	$-0-	$4,257,945	$472,500	$7,125	$5,335,487
Scotty Sparks Executive Vice President and Chief Operating Officer	2022	$460,000	$-0-	$1,386,837	$611,800	$-0-	$2,458,637
	2021	$460,000	$-0-	$1,133,931	$407,284	$-0-	$2,001,215
	2020	$433,167	$-0-	$1,389,742	$207,000	$-0-	$2,029,909
Erik Staffeldt Executive Vice President and Chief Financial Officer	2022	$440,000	$-0-	$1,268,813	$585,200	$7,625	$2,301,638
	2021	$440,000	$-0-	$1,020,536	$389,576	$-0-	$1,850,112
	2020	$414,333	$-0-	$1,271,467	$198,000	$7,125	$1,890,925
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	2022	$400,000	$-0-	$944,230	$532,000	$7,625	$1,883,855
	2021	$400,000	$-0-	$907,142	$454,660	$-0-	$1,761,802
	2020	$339,000	$-0-	$887,074	$261,000	$7,125	$1,494,199
(1)	For 2020, the salaries of Messrs. Sparks, Staffeldt and Neikirk were increased to $460,000, $440,000 and $360,000, respectively. The amounts shown reflect the prorated amounts for 2020 plus the voluntary temporary reductions taken by each named executive officer. The temporary reductions were effective from June 1, 2020 through December 31, 2020 in the amount of 25% for Mr. Kratz, and 10% for each of Messrs. Sparks, Staffeldt and Neikirk. For 2021, no salaries were increased except for Mr. Neikirk’s in the amount of $40,000. For 2022 no salaries were increased.
(2)	During the periods shown, long-term incentive program was structured such that the awarded value of restricted stock and RSUs (on the one hand) and PSUs (on the other) was identical, based on the quoted closing market price of $3.12 per share of our common stock on December 31, 2021 for awards made in January 2022, $4.20 per share of our common stock on December 31, 2020 for awards made in January 2021, and $9.63 per share of our common stock

58	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

on December 31, 2019 for awards made in January 2020. For 2020, the total grant values of long-term incentive awards to Messrs. Kratz and Sparks were increased. For 2020, the total grant value of the long-term incentive award to Mr. Neikirk was increased and changed from a time-vesting cash award in 2019 (as he was not made an executive officer until May 2019) to a long-term incentive award in the same form as other named executive officers. For 2021, the total grant values of long-term incentive awards to Messrs. Kratz, Sparks and Staffeldt were reduced by $2,500,000, $175,000 and $175,000, respectively, and the total grant value of the long-term incentive award to Mr. Neikirk was increased by $50,000. For 2022, the total grant values of long-term incentive awards to Messrs. Kratz, Sparks and Staffeldt were increased by $2,500,000, $175,000, and $175,000, respectively, and the total grant value of the long-term incentive award to Mr. Neikirk was not changed. PSUs and RSUs granted in 2021 and 2022 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
The amounts shown in this column represent the grant date fair value of the restricted stock, RSU awards and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards and RSU awards are the same, the values for PSU awards are different. See the “Grant of Plan-Based Awards” table below for details of the 2022, 2021 and 2020 stock awards and the related grant date fair value. The value ultimately realized by each named executive officer may not be equal to the FASB ASC Topic 718 determined value. No stock options were granted in 2022, 2021 or 2020.
Not included in the table are the payments made to our named executive officers upon the vesting of PSU awards. In January 2023, each of the following named executive officers received the following amounts in stock from their 2020 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $7.38 per share of our common stock on December 31, 2022: Mr. Kratz, $1,065,620; Mr. Sparks, $347,805; Mr. Staffeldt, $318,203; and Mr. Neikirk, $222,005. In January 2022, each of the following named executive officers received the following amounts in stock from their 2019 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $3.12 per share of our common stock on December 31, 2021: Mr. Kratz, $1,446,391; Mr. Sparks, $485,896; and Mr. Staffeldt, $485,896. In January 2021, each of the following named executive officers received the following amounts in stock from their 2018 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $4.20 per share of our common stock on December 31, 2020: Mr. Kratz, $1,782,497; Mr. Sparks, $598,802; and Mr. Staffeldt, $417,774. In January 2020, each of the following named executive officers received the following amounts in stock from their 2017 PSU awards, which were three-year cliff vesting based on the quoted closing market price of $9.63 per share of our common stock on December 31, 2019: Mr. Kratz, $3,493,880; Mr. Sparks, $1,173,724; Mr. Staffeldt, $327,555; and Mr. Neikirk, $163,768.
(3)	The amounts shown in this column reflect the payments made to each named executive officer under Helix’s STI programs for the applicable performance year that are paid in March of the following year. In addition, the amounts shown in this column for Mr. Neikirk include cash payments under our long-term incentive program for non-executive awards granted in 2018 and 2019. Those amounts totaled $51,000 in 2022, $100,500 in 2021 and $99,000 in 2020.
(4)	The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. In 2020, Helix’s discretionary matching contributions were at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits. Helix suspended its discretionary matching contributions for 2021. For 2022, Helix reinstated its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	59

Executive Compensation

Grant of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2022 to each of our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)(2)			All Other Stock Awards: Number of RSUs(3)	Grant Date Fair Value of Stock and Options Awarded(4)
		Target STI Opportunity	Threshold	Target	Maximum
Owen Kratz President and Chief Executive Officer		$1,050,000
	1/4/2022		9,615	576,923	1,153,846		$2,449,038
	1/4/2022					576,923	$1,800,000
Scotty Sparks Executive Vice President and Chief Operating Officer		$460,000
	1/4/2022		3,138	188,301	376,602		$799,338
	1/4/2022					188,301	$587,499
Erik Staffeldt Executive Vice President and Chief Financial Officer		$440,000
	1/4/2022		2,871	172,276	344,552		$731,312
	1/4/2022					172,276	$537,501
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary		$400,000
	1/4/2022		2,137	128,205	256,410		$544,230
	1/4/2022					128,205	$400,000

(1)	This column shows the target amount of cash payable to our named executive officers under our 2022 STI program. For more information regarding our STI program, including the performance targets used for 2022, see “Compensation Discussion and Analysis – 2022 Executive Compensation Components – Short-Term Cash Incentive Program.”
(2)	These columns show the estimated units payable with respect to the 2022 PSU awards made under our 2005 Long Term Incentive Plan. The 2022 PSU awards are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee, and are subject to a three-year cliff-vesting period. The number of units earned is contingent on Helix’s performance in terms of TSR and Free Cash Flow. For the TSR portion, the TSR performance threshold is the 25th percentile of the 2022 Performance Peer Group (the attainment below which will yield a payout equal to 0%), performance target level is a TSR at the 55th percentile (the attainment of which will yield a payout equal to 100% or “target”), and the maximum performance level is a TSR at or above the 80th percentile (the attainment of which will yield a payout equal to 200%). Payout for TSR performance between these percentiles is calculated by linear interpolation. For the Free Cash Flow portion, in the event Helix does not generate a cumulative positive Free Cash Flow during the three-year performance period, no payout will be made. In the event Helix generates a cumulative positive Free Cash Flow during the performance period, payout will be earned between (x) 100% for greater than $0 and (y) 200% for $25 million and above. Payout for Free Cash Flow performance between these amounts is calculated by linear interpolation. The threshold column shows the minimum attainment that would generate a payout, which would be comprised of TSR at the 26th percentile and no cumulative positive Free Cash Flow. For more information regarding the PSU awards, see “Compensation, Discussion and Analysis – 2022 Executive Compensation Components – 2022 PSU Awards.”
(3)	This column shows the number of time-vesting RSUs granted in 2022 to the named executive officers under our 2005 Long Term Incentive Plan. RSUs granted in 2022 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(4)	This column shows the grant date fair value of the time-vesting PSU awards and RSU awards. No options were granted by Helix in 2022 and no options are currently outstanding. Our 2022 long-term incentive program was structured such that the awarded value of PSUs and RSUs was identical, based on the quoted closing market price of $3.12 per share of our common stock on December 31, 2021. The amounts shown in this column, however, represent the grant date fair value of PSU and RSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for RSU awards are the same, the values for PSU awards are different.

60	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

The following table sets forth certain information with respect to the restricted stock, RSUs and PSUs granted during or for the fiscal years ended December 31, 2022, 2021 and 2020 to each of our named executive officers:

Name and Principal Position	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Market Value of Stock Awards(4)
Owen Kratz President and Chief Executive Officer	1/4/2022	12/8/2021	576,923(1)	$2,449,038
	1/4/2022	12/8/2021	576,923(2)	$1,800,000
	1/4/2021	12/10/2020	130,952(1)	$697,319
	1/1/2021	12/10/2020	130,952(2)	$550,000
	1/2/2020	12/11/2019	186,916(1)	$2,457,945
	1/2/2020	12/11/2019	186,916(3)	$1,800,000
Scotty Sparks Executive Vice President and Chief Operating Officer	1/4/2022	12/8/2021	188,301(1)	$799,338
	1/4/2022	12/8/2021	188,301(2)	$587,499
	1/4/2021	12/10/2020	119,048(1)	$633,931
	1/1/2021	12/10/2020	119,048(2)	$500,000
	1/2/2020	12/11/2019	61,007(1)	$802,242
	1/2/2020	12/11/2019	61,007(3)	$587,500
Erik Staffeldt Executive Vice President and Chief Financial Officer	1/4/2022	12/8/2021	172,276(1)	$731,312
	1/4/2022	12/8/2021	172,276(2)	$537,501
	1/4/2021	12/10/2020	107,143(1)	$570,536
	1/1/2021	12/10/2020	107,143(2)	$450,000
	1/2/2020	12/11/2019	55,815(1)	$733,967
	1/2/2020	12/11/2019	55,815(3)	$537,500
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	1/4/2022	12/8/2021	128,205(1)	$544,230
	1/4/2022	12/8/2021	128,205(2)	$400,000
	1/4/2021	12/10/2020	95,238(1)	$507,142
	1/1/2021	12/10/2020	95,238(2)	$400,000
	1/2/2020	12/11/2019	38,941(1)	$512,074
	1/2/2020	12/11/2019	38,941(3)	$375,000
(1)	This is the number of PSUs awarded to each named executive officer in 2022, 2021 and 2020. These awards cliff vest after a three-year period and each of the named executive officers has the ability to earn up to 200% of the amount of the award. The 2020 PSU awards are based on Helix’s TSR in comparison to its performance peer group identified in the relevant PSU award agreement. The 2021 and 2022 PSU awards are based in equal parts on Helix’s (a) TSR in comparison to its performance peer group identified in the relevant PSU award agreement and (b) generation of Free Cash Flow and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(2)	This is a time-vesting RSU award. The 2021 and 2022 awards vest ratably on an annual basis over a three-year period on each anniversary of the grant date and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(3)	This is a time-vesting restricted stock award. The 2020 awards vest ratably on an annual basis over a three-year period on each anniversary of the grant date.
(4)	During the periods shown, long-term incentive program was structured such that the awarded value of PSUs (on the one hand) and RSUs and restricted stock (on the other) was identical, based on the quoted closing market price of $3.12 per share of our common stock on December 31, 2021 for awards made in January 2022, $4.20 per share of our common stock on December 31, 2020 for awards made in January 2021, and $9.63 per share of our common stock on December 31, 2019 for awards made in January 2020. The amounts shown in this column, however, represent the grant date fair value of the PSU awards, RSU awards and restricted stock calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards and RSUs are the same, the values for PSU awards are different.

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Executive Compensation

Outstanding Equity Awards as of December 31, 2022

The following table includes certain information with respect to the value as of December 31, 2022 of all unvested restricted stock, RSU and PSU awards outstanding for each of our named executive officers.

Name and Principal Position	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)
Owen Kratz President and Chief Executive Officer	62,306(6)	$459,818	186,916(7)	$1,379,440
	87,302(8)	$644,289	130,952(9)	$966,426
	576,923(10)	$4,257,692	576,923(11)	$4,257,692
Scotty Sparks Executive Vice President and Chief Operating Officer	20,336(6)	$150,080	61,007(7)	$450,232
	79,366(8)	$585,721	119,048(9)	$878,574
	188,301(10)	$1,389,661	188,301(11)	$1,389,661
Erik Staffeldt Executive Vice President and Chief Financial Officer	18,605(6)	$137,305	55,815(7)	$411,915
	71,429(8)	$527,146	107,143(9)	$790,715
	172,276(10)	$1,271,397	172,276(11)	$1,271,397
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	12,981(6)	$95,800	38,941(7)	$287,385
	63,492(8)	$468,571	95,238(9)	$702,856
	128,205(10)	$946,153	128,205(11)	$946,153

(1) No options were granted by Helix in 2022 and no options are currently outstanding.
(2) The numbers in this column represent unvested shares of restricted stock and RSUs as of December 31, 2022. RSUs granted in 2022 and 2021 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(3) The fair market value is calculated as the product of the closing price on the last business day of 2022, which was $7.38 per share, and the number of unvested shares or units.
(4) Helix has not paid dividends on its common stock and, as such, no dividends have been paid with respect to any outstanding equity awards.
(5) The numbers in this column represent unvested PSUs as of December 31, 2022. PSUs granted in 2022 and 2021 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(6) Restricted shares granted on January 2, 2020, which vest ratably on an annual basis over a three-year period.
(7) PSUs granted on January 2, 2020, for which the performance period ended on December 31, 2022.
(8) RSUs granted on January 1, 2021, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(9) PSUs granted on January 4, 2021, for which the performance period ends on December 31, 2023 and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(10) RSUs granted on January 4, 2022, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.
(11) PSUs granted on January 4, 2022 for which the performance period ends on December 31, 2024 and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

62	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

Option Exercises and Stock Vested for Fiscal Year 2022

The following table includes certain information with respect to the options exercised by the named executive officers and with respect to restricted stock and RSUs vesting for each of our named executive officers during the year ended December 31, 2022.

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Owen Kratz President and Chief Executive Officer	-0-	$-0-	204,538	$638,159
Scotty Sparks Executive Vice President and Chief Operating Officer	-0-	$-0-	93,136	$290,584
Erik Staffeldt Executive Vice President and Chief Financial Officer	-0-	$-0-	87,437	$272,803
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	-0-	$-0-	44,726	$139,545

All Other Compensation

The following table includes certain information with respect to all other compensation received by each of our named executive officers during the years ended December 31, 2022, 2021 and 2020.

Name	Year	Helix Contributions to Retirement and 401(k) Plans(1)	Severance Payments/ Accruals	Total
Owen Kratz President and Chief Executive Officer	2022	$7,625	$-0-	$7,625
	2021	$-0-	$-0-	$-0-
	2020	$7,125	$-0-	$7,125
Scotty Sparks Executive Vice President and Chief Operating Officer	2022	$-0-	$-0-	$-0-
	2021	$-0-	$-0-	$-0-
	2020	$-0-	$-0-	$-0-
Erik Staffeldt Executive Vice President and Chief Financial Officer	2022	$7,625	$-0-	$7,625
	2021	$-0-	$-0-	$-0-
	2020	$7,125	$-0-	$7,125
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	2022	$7,625	$-0-	$7,625
	2021	$-0-	$-0-	$-0-
	2020	$7,125	$-0-	$7,125

(1)	The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. In 2020, Helix’s discretionary matching contributions were at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits. Helix suspended its discretionary matching contributions for 2021. Mr. Sparks does not participate in our 401(k) plan. For 2022, Helix reinstated its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	63

Executive Compensation

Employment Agreements and Change in Control Provisions

Each of our named executive officers has an employment agreement with Helix. Our employment agreements are a component of our overall employment arrangements and as such have the same primary objectives as our compensation program – to be sufficiently competitive to attract and retain executive officers. Payments to be made to any named executive officer under his employment agreement as a result of retirement, death, disability, termination for cause, termination by the executive for good reason, involuntary termination by Helix without cause or upon a change in control are based on such named executive officer’s employment agreement (or an applicable equity or equity-based award agreement). We have historically entered into employment agreements with executive officers contemporaneously with either the executive officer’s initial hiring by us or his or her promotion to an executive officer position.

In order to provide consistency among our executive officers, we generally continue to use the same form of employment agreement for multiple years; however, more recently elected executive officers such as Messrs. Sparks, Staffeldt and Neikirk do not have a “gross-up” provision for excise taxes in their employment agreements. The form of employment agreement is reviewed by our management and by the Compensation Committee’s independent compensation consultant to determine whether its provisions are consistent with the employment agreements of our benchmarking peer group. The form of employment agreement is reviewed and approved by the Compensation Committee, both for use as a form and with respect to the specific terms applicable to each executive officer. Although we believe that each company in our benchmarking peer group understandably has forms of employment agreements that are different from ours, including with respect to specific severance payment provisions, we believe key employment contract provisions covering our executive officers remain in line with market practice and provide terms designed to attract and retain executive officers.

Pursuant to his employment agreement, Mr. Kratz is entitled to receive a base annual salary, participate in the annual STI program, participate in the long-term incentive program and participate in all other employee benefit plans made available to Helix’s executive officers. The other named executive officers’ employment agreements have similar terms involving salary, STI, long-term incentives and benefits (with amounts that vary according to their positions).

The following information and the table below labeled “Potential Payments upon Certain Events Including Termination after a Change in Control” set forth the amount of payments to each of the named executive officers under certain circumstances, and describe certain other provisions of their respective employment agreements. With respect to the following information and table, the following assumptions and general principles apply:

•	The amounts shown with respect to any termination assume that the named executive officer’s employment was terminated on December 31, 2022. Accordingly, the table reflects amounts payable, some of which are estimates based on available information, to the named executive officer upon the occurrence of a termination after a change in control.
•	Each named executive officer is entitled to receive amounts earned prior to his termination regardless of the manner in which he is terminated. In addition, he would be entitled to receive any amounts accrued and vested under our retirement and savings programs. These amounts are not shown in the table or otherwise discussed.

Non-Compete Provision

Each named executive officer’s employment agreement provides, among other things, that during the term of the named executive officer’s employment and for a period of one year after the termination of his employment with us for any reason, the named executive officer shall not engage in the conception, design, development, production, marketing or servicing in the offshore energy services industry. Each named executive officer also agrees not to solicit any customers with whom he has had contact or any of our employees for a period of one year after the termination of the named executive officer’s employment with us for any reason.

64	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

Termination for Cause or as a Result of Death, Disability or Retirement

Pursuant to his employment agreement, if a named executive officer is terminated by us for “Cause” (as defined in his employment agreement), then the named executive officer shall have no further rights under such agreement except to receive base salary for periods prior to the termination and any unpaid STI earned for the prior year. In the event of termination due to the death, disability or retirement of the named executive officer, we are obligated to pay to the named executive officer, his estate or other designated party, the named executive officer’s salary through the date of his termination plus any unpaid STI earned for the prior year and the STI earned for the year of termination in an amount equal to a prorated portion of the STI for the period up to the date of termination. Any prorated STI will be paid on the same date as the STI is paid to the other participants (but no later than March 15 of the following year). In the event a named executive officer becomes disabled, the named executive officer remains eligible to receive the compensation and benefits set forth in his employment agreement until his termination (a period of at least six months and up to twelve months).

Termination by the Executive Officer

In the event a named executive officer terminates his employment without “Good Reason” (as defined in his employment agreement), upon 30 days’ written notice, the named executive officer remains our employee for 30 days and remains subject to, and receives the benefit of, the employment agreement during that time. The named executive officer shall have no further rights under such agreement except to receive base salary for periods prior to the termination and any unpaid STI for the prior year.

In the event the named executive officer terminates his employment with “Good Reason,” then the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid on the same date as the STI is paid to the other participants (but no later than March 15 of the year of termination), and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants (assuming such an STI is paid, but no later than March 15 of the following year). The salary multiple is two times for Mr. Kratz and one time for Messrs. Sparks, Staffeldt and Neikirk.

By Helix

In the event we terminate the employment of a named executive officer for any other reason (other than for “Cause” or upon the death, disability or retirement of the named executive officer), then pursuant to his employment agreement the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid no later than March 15 of the year of termination, and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants, assuming such an STI is paid (but no later than March 15 of the following year). The salary multiple is two times for Mr. Kratz and one time for Messrs. Sparks, Staffeldt and Neikirk.

In addition, in the event of the termination of any named executive officer for any reason, including involuntary termination, the Compensation Committee has the discretion to determine the amount and timing of any severance payments and benefits that may be offered to the named executive officer. In making that determination, the Compensation Committee takes into consideration the terms of the named executive officer’s employment agreement. The determination historically has been based in part on the named executive officer’s rights under his or her employment agreement as well as any other factors the Compensation Committee deems to be relevant. Moreover, the determination would depend on a variety of circumstances and factors that cannot be fully anticipated.

The Compensation Committee has been deliberative in the evaluation and determination of severance benefits currently included in the named executive officers’ employment agreements and any deviations therefrom are intended to be rare.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	65

Executive Compensation

Change in Control Provisions

Pursuant to the terms of each named executive officer’s employment agreement, if a named executive officer terminates his employment for “Good Reason” or is terminated by us without “Cause” within a two-year period following a “Change in Control,” (1) the named executive officer is entitled to receive a lump sum payment in an amount equal to the multiple described below times the named executive officer’s aggregate annual cash compensation (defined as his current salary plus STI target), (2) all restricted stock and other equity-based awards held by the named executive officer would immediately vest, and (3) the named executive officer is entitled to receive a lump sum payment equal to the cost of continuation of health coverage under COBRA for 18 months. The salary multiple is 2.99 times for Mr. Kratz and two times for Messrs. Sparks, Staffeldt and Neikirk.

Mr. Kratz’s employment agreement provides that if any payment is subject to any excise tax under Internal Revenue Code Section 4999, a “gross-up” payment would be made to place Mr. Kratz in the same net after-tax position as would have been the case if no excise tax had been payable. The employment agreements with Messrs. Sparks, Staffeldt and Neikirk do not contain any excise tax “gross-up” protections.

For purposes of the employment agreements, “Change in Control” is defined as (1) one person or group acquiring stock that gives that person or group control of more than 50% of the value or voting power of Helix, (2) during any 12-month period, any person or group obtaining 45% or more of the voting power of Helix, or a majority of the Board being replaced by persons not endorsed by a majority of the then-existing Board, or (3) a change in ownership of a substantial portion of the assets of Helix during any 12-month period. “Cause” means embezzlement or theft, breach of a material provision of the employment agreement, any act constituting a felony or otherwise involving theft, fraud, gross dishonesty or moral turpitude, negligence or willful misconduct, any breach of the named executive officer’s fiduciary obligations, a material violation of our policies or procedures or any chemical dependence that adversely affects the performance of the named executive officer. “Good Reason” means the material diminution of the named executive officer’s base salary, material diminution of his authority, duties or responsibilities, a material change in the named executive officer’s reporting relationship, a material change in the geographic location at which the named executive officer must perform his duties, or any action that would constitute a material breach of the employment agreement by Helix.

66	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

Potential Payments upon Certain Events Including Termination after a Change in Control

Our named executive officers would have been eligible to receive the payments set forth below if (a) their employment had been terminated as of December 31, 2022 for reasons other than a Change in Control or (b) a Change in Control had occurred within three months of the end of 2022:

	O. Kratz	S. Sparks	E. Staffeldt	K. Neikirk
Normal and Early Retirement(1)
2022 annual cash incentive compensation(2)	$1,400,000	$-0-	$-0-	$-0-
Total	$1,400,000	$-0-	$-0-	$-0-
Death(1)
2022 annual cash incentive compensation(2)	$1,400,000	$-0-	$-0-	$-0-
Total	$1,400,000	$-0-	$-0-	$-0-
Disability(1)(3)
2022 annual cash incentive compensation(2)	$1,400,000	$-0-	$-0-	$-0-
Total	$1,400,000	$-0-	$-0-	$-0-
Termination for Cause or Resignation without Good Reason
Amount Received	$-0-	$-0-	$-0-	$-0-
Total	$-0-	$-0-	$-0-	$-0-
Involuntary Termination without Cause
2022 annual cash incentive compensation	$1,050,000	$460,000	$440,000	$400,000
Multiple of base salary	1,400,000	460,000	440,000	400,000
Accelerated vesting of restricted stock and RSUs(4)	2,201,181	906,153	824,671	645,470
Accelerated PSU Awards(5)	2,758,880	900,463	823,829	574,769
Total	$7,410,061	$2,726,616	$2,528,500	$2,020,239
Termination by Executive for Good Reason
2022 annual cash incentive compensation	$1,050,000	$460,000	$440,000	$400,000
Multiple of base salary	1,400,000	460,000	440,000	400,000
Accelerated vesting of restricted stock and RSUs(4)	2,201,181	906,153	824,671	645,470
Accelerated PSU Awards(5)	2,758,880	900,463	823,829	574,769
Total	$7,410,061	$2,726,616	$2,528,500	$2,020,239

	O. Kratz	S. Sparks	E. Staffeldt	K. Neikirk
Change in Control
Cash severance payment	$-0-	$-0-	$-0-	$-0-
Accelerated vesting of restricted stock and RSUs(6)	5,361,799	2,125,462	1,935,848	1,510,524
Accelerated PSU Awards(7)	10,711,719	4,155,058	3,786,132	2,936,650
COBRA Coverage	-0-	-0-	-0-	-0-
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$16,073,518	$6,280,520	$5,721,980	$4,447,174
Change in Control with Involuntary Termination without Cause or by Executive for Good Reason
Cash severance payment	$5,232,500	$1,840,000	$1,760,000	$1,600,000
Accelerated vesting of restricted stock and RSUs(6)	5,361,799	2,125,462	1,935,848	1,510,524
Accelerated PSU Awards(7)	10,711,719	4,155,058	3,786,132	2,936,650
COBRA Coverage	18,103	26,892	26,892	26,892
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$21,324,121	$8,147,412	$7,508,872	$6,074,066

(1)	Under the terms of the PSU award agreements, it is possible for a named executive officer who retires after the age of 55, dies or becomes disabled to earn a pro-rata amount of his or her unvested PSU awards, based on the named executive officer’s full months of service within the applicable three-year performance period. However, because the payout of these PSUs would not occur until their ordinary vesting, the payout can fluctuate from 0% to 200% of the units awarded based on stock price performance (significantly, the last 20 trading days prior to vesting), and therefore cannot be quantified in advance.

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Executive Compensation

(2)	STI for 2022 would be payable under the terms of the STI program and/or as applicable under our named executive officers’ employment agreements.
(3)	Named executive officers would continue to earn their base salary plus receive benefits for six months after becoming disabled prior to being terminated. Assuming notice of termination occurred on December 31, 2022, the named executive officer would have already received his base salary for such period.
(4)	Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his restricted stock and RSUs that would vest within one year from the date of termination. These amounts are based upon the closing price of our common stock on December 31, 2022, which was $7.38 per share.
(5)	Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his PSU Award that would vest within one year from the date of termination (calculated using the average of the closing price of Helix’s common stock for the 20 days prior to the occurrence of the termination) with a payout based upon the closing price of our common stock on December 31, 2022, which was $7.38 per share.
(6)	These amounts are based upon the closing price of our common stock on December 31, 2022, which was $7.38 per share.
(7)	The 2020 PSU award agreements provide for vesting of 100% of the award upon the occurrence of a Change in Control based on the TSR calculation of Helix and the designated performance peer group over the adjusted performance period. As of December 31, 2022, Helix’s stock performance was at the 41st percentile for the 2020 award; accordingly, the PSUs issued for 2020 would have been issued at 77.25% of each of the awards. The 2021 PSU and 2022 PSU award agreements provide for vesting of 100% of the award upon the occurrence of a Change in Control based in equal parts by (a) the TSR calculation of Helix and the designated performance peer group and (b) Helix’s generation of Free Cash Flow, both over the adjusted performance period. As of December 31, 2022, Helix’s stock performance was at the 35th percentile for the TSR portion of the 2021 award (which equates to 33%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2021 would have been issued at approximately 117%. As of December 31, 2022, Helix’s stock performance was at the 95th percentile for the TSR portion of the 2022 award (which equates to 200%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2022 would have been issued at 200%.

Chief Executive Officer Pay Ratio

Helix is a global company that as of December 31, 2022 employed 2,280 people. Helix’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to make the compensation of every Helix employee reflective of the level of their contributions and responsibilities, and competitive within our benchmarking peer group. Helix’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Helix is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting Chief Executive Officer to median employee pay ratio.

Measurement Date

We identified and determined the median employee using our employee population on November 30, 2020. As permitted by SEC rules, in determining the median employee, we excluded approximately 672 employees who joined us on July 1, 2022 as a result of our acquisition of the Alliance group of companies.

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of all our employees (excluding our Chief Executive Officer). Specifically, we identified the median employee by reviewing annual base pay and other taxable income. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

Methodology and Pay Ratio

We are using the same median employee for 2022 as we did for 2020. In 2020, after applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using the Summary Compensation Table requirements was $87,568 for 2022. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $6,356,663 for 2022. Therefore, our chief executive officer to median employee pay ratio is estimated at 73:1. Our median employee’s total compensation does not include the premiums we paid for health insurance, dental insurance, health savings account, short-term and long-term disability insurance, our employee assistance program, and life and accidental death and dismemberment insurance. If we included those amounts for both the median employee and our Chief Executive Officer, our Chief Executive Officer to median employee pay ratio would have been estimated at 68:1.

This information is being provided for compliance purposes only. Neither the Compensation Committee nor Helix management used the pay ratio measure in making any compensation decisions.

68	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

Pay Versus Performance

As discussed in the Compensation Discussion and Analysis above, our Compensation Committee has implemented an executive compensation program based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years ended December 31, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income (loss) (in thousands)	Adjusted EBITDA (Company- Selected Measure) (in thousands)(5)
					Company Total Shareholder Return	Peer Group Total Shareholder Return
2022	$6,356,663	$ 16,491,636	$2,214,710	$5,694,654	$76.4	$112.9	$(87,784)	$121,022
2021	$ 2,876,989	$ 829,802	$1,871,043	$1,248,042	$32.3	$ 69.9	$(61,684)	$96,276
2020	$5,335,487	$(3,579,907)	$1,805,011	$(238,275)	$43.5	$ 57.9	$20,084	$155,260
(1)	The amounts shown for Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. To calculate the CAP, the following amounts were deducted from and added to the Summary Compensation Table (“SCT”) total compensation:

PEO SCT Total to CAP Reconciliation:
Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(i)	SCT Total	Deductions from SCT Total(ii)	Additions to SCT Total(iii)	CAP
2022	$700,000	$1,400,000	$7,625	$6,356,663	$4,249,038	$14,384,011	$16,491,636
2021	$700,000	$929,670	$0	$2,876,989	$1,247,319	$(799,868)	$829,802
2020	$597,917	$472,500	$7,125	$5,335,487	$4,257,945	$(4,657,449)	$(3,579,907)

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(i)	SCT Total	Deductions from SCT Total(ii)	Additions to SCT Total(iii)	CAP
2022	$433,333	$576,333	$5,083	$2,214,710	$1,199,960	$4,679,904	$5,694,654
2021	$433,333	$417,173	$0	$1,871,043	$1,020,536	$397,535	$1,248,042
2020	$395,500	$222,000	$4,750	$1,805,011	$1,182,761	$(860,525)	$(238,275)
(i)	Reflects “all other compensation” reported in the SCT for each year shown.
(ii)	Represents the grant date fair value of equity-based awards granted each year.
(iii)	Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal years ended December 31, 2022, 2021 and 2020 is further detailed in the supplemental tables below.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	69

Executive Compensation

PEO Equity Component of CAP for Fiscal Year ended December 31, 2022:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2022 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2022 (b)	Change in Value of Prior Years’ Awards That Vested in FY2022 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$7,823,076	$1,665,913	—	$9,488,989
RSUs	$4,257,692	$371,906	—	$4,629,598
RSAs	—	$265,424	—	$265,424
Total	$12,080,768	$2,303,243	—	$14,384,011

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2022:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2022 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2022 (b)	Change in Value of Prior Years’ Awards That Vested in FY2022 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$2,209,295	$890,189	—	$3,099,484
RSUs	$1,202,404	$304,287	—	$1,506,691
RSAs	—	$73,729	—	$73,729
Total	$3,411,698	$1,268,205	—	$4,679,904

PEO Equity Component of CAP for Fiscal Year ended December 31, 2021:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2021 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2021 (b)	Change in Value of Prior Years’ Awards That Vested in FY2021 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$652,796	$(1,620,184)	—	$(967,389)
RSUs	$408,570	—	—	$408,570
RSAs	—	$(241,050)	—	$(241,050)
Total	$1,061,366	$(1,861,234)	—	$(799,868)

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2021:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2021 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2021 (b)	Change in Value of Prior Years’ Awards That Vested in FY2021 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$534,108	$(409,631)	—	$124,477
RSUs	$334,286	—	—	$334,286
RSAs	—	$(61,228)	—	$(61,228)
Total	$868,394	$(470,859)	—	$397,535

70	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation

PEO Equity Component of CAP for Fiscal Year ended December 31, 2020:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2020 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2020 (b)	Change in Value of Prior Years’ Awards That Vested in FY2020 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$1,059,814	$(5,047,613)	—	$(3,987,799)
RSUs	—	—	—	—
RSAs	$785,047	$(1,454,697)	—	$(669,650)
Total	$1,844,861	$(6,502,310)	—	$(4,657,449)

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2020:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2020 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2020 (b)	Change in Value of Prior Years’ Awards That Vested in FY2020 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$294,392	$(1,060,193)	—	$(765,801)
RSUs	—	—	—	—
RSAs	$218,068	$(312,792)	—	$(94,724)
Total	$512,460	$(1,372,985)	—	$(860,525)
(2)	The non-principal executive officer (“PEO”) named executive officers (“NEOs”) reflected in the Non-PEO named executive officer columns represent the following individuals for each of the years shown: Scotty Sparks, Executive Vice President and Chief Operating Officer; Erik Staffeldt, Executive Vice President and Chief Financial Officer; and Ken Neikirk, Executive Vice President, General Counsel and Corporate Secretary.
(3)	We do not have pensions; therefore an adjustment to the SCT totals related to pension values for any of the years reflected is not needed.
(4)	The Peer Group TSR in this table utilizes the Philadelphia Oil Service Sector index (the “OSX”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2022 Annual Report. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in the Company and the OSX, respectively. These results are not necessarily indicative of future performance.
(5)	Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to reported net income (loss), see “Non-GAAP Financial Measures” on pages 38-39 of our 2022 Annual Report.

The three items listed in the following table represent the most important metrics we used to determine CAP to our CEO and other NEOs for the fiscal year ended December 31, 2022 as further described in our CD&A within the sections titled “2022 Executive Compensation Program” and “Long-Term Incentive Program”. The role of each of these performance measures is discussed in the CD&A. The measures in this table are not ranked.
Most Important Performance Measures
• Adjusted EBITDA
• Total Shareholder Return
• Free Cash Flow

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	71

Executive Compensation

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company and Peer Group’s cumulative TSR over the three most recently completed fiscal years.

CAP vs. Total Shareholder Return

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income (loss) during the three most recently completed fiscal years.

CAP vs. Net Income (loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other Non-PEO NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

CAP vs. Adjusted EBITDA(1)

(1)	Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to reported net income (loss), see “Non-GAAP Financial Measures” on pages 38-39 of our 2022 Annual Report.

72	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 3:
Advisory Vote on the Approval of the 2022 Compensation of Our Named Executive Officers

Helix is seeking an advisory shareholder vote on the approval of the 2022 compensation of our named executive officers (commonly referred to as “say on pay”). This vote is non-binding. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, retain and motivate executive officers who can develop and execute our business strategy in a way that maximizes value for our shareholders through a range of business cycles, and to align the economic interests of our executive officers with those of our shareholders over the full range of those cycles. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure to better understand the compensation of our named executive officers.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully described in the “Compensation Discussion and Analysis.”

For 2022 compensation, the Compensation Committee continued to:

•	Establish an appropriate Benchmarking Peer Group and pay our NEOs at approximately the median level, with an opportunity to earn greater overall compensation if warranted by our performance;
•	Maintain an STI program based on stretch Adjusted EBITDA goals;
•	Approve a long-term incentive program tied to the performance of our common stock and other financial performance metrics;
•	Impose stock performance requirements as compared to a formulaically selected performance peer group in connection with payout of PSU awards;
•	Take steps designed to conserve the Company’s share count and avoid potential dilution and
•	Consider the outcome of our “say on pay” votes and our shareholders’ views when making future compensation decisions for our NEOs.

The Compensation Committee and management believe that the Company’s 2022 executive compensation:

•	Appropriately reflects Helix’s financial performance for the year as well as for longer-term value creation;
•	Demonstrates alignment of our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives designed to enhance shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to deliver Helix’s long-term success.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	73

Proposal 3

Vote Required

The vote on the approval of the 2022 compensation of our named executive officers is advisory and non-binding. However, the Board will consider shareholders to have approved our named executive officers’ 2022 compensation if the proposal receives the affirmative “FOR” vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the following resolution:

Resolved, that the shareholders approve, on a non-binding advisory basis, the 2022 compensation of Helix’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

74	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 4:
Advisory Vote on the Frequency of Holding the Advisory Vote to Approve the Compensation of Our Named Executive Officers

In addition to the advisory vote to approve the 2022 compensation of our named executive officers, we are also seeking a recommendation from our shareholders, on a non-binding advisory basis, on how often the advisory vote to approve the compensation of our named executive officers should be held.

Pursuant to Section 14A of the Exchange Act, this year shareholders have the opportunity to vote on this proposal on a non-binding advisory basis. When this advisory vote was last held in 2017, shareholders indicated a preference to hold the advisory vote to approve the compensation of our named executive officers on an annual basis, and the Board implemented this standard.

The Board has determined that an annual advisory vote to approve the compensation of our named executive officers will permit our shareholders to provide input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to consider the views of our shareholders on executive compensation and corporate governance matters. We also understand that an annual advisory vote is currently the standard desired by many shareholders.

This vote is advisory, which means that the vote on how often the advisory vote to approve the compensation of our named executive officers should be held is not binding on Helix, our Board or the Compensation Committee. However, our Board values the opinions that our shareholders express in their votes and will take into account the outcome of this vote when considering how frequently we should conduct an advisory vote to approve the compensation of our named executive officers.

Shareholders may indicate whether they would prefer that we conduct future advisory votes to approve the compensation of our named executive officers every one, two or three years. Shareholders also may abstain from casting a vote on this proposal.

Vote Required

The choice of frequency that receives the highest number of votes will be considered the advisory vote of the shareholders.

Board of Directors Recommendation

The Board recommends that you vote for the option “1 YEAR” as the preferred frequency of holding the advisory vote to approve the compensation of our named executive officers.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	75

Share Ownership
Information

Five Percent Owners

The following table sets forth information as to all persons or entities known by us to have beneficial ownership, as of March 21, 2023, of more than five percent of the outstanding shares of our common stock. As of March 21, 2023, 151,493,912 shares of our common stock were outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the SEC and furnished to us by the person listed.

Owner Name and Address	Shares Beneficially Owned	Percentage of Common Stock Outstanding
BlackRock, Inc.	25,383,202(1)	16.8%
55 East 52nd Street New York, New York 10055
The Vanguard Group	13,462,456(2)	8.9%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	7,972,392(3)	5.3%
6300 Bee Cave Road, Building One Austin, Texas 78746
(1)	Based solely on Amendment No. 16 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 26, 2023. BlackRock has the sole power to vote 24,868,774 shares of common stock beneficially owned by it and the sole power to dispose of 25,383,202 shares of common stock beneficially owned by it.
(2)	Based solely on Amendment No. 12 to Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2023. The Vanguard Group has the sole power to vote none of the shares of common stock beneficially owned by it, shared power to vote 129,857 shares of common stock beneficially owned by it, sole power to dispose of 13,208,646 shares of common stock beneficially owned by it and shared power to dispose of 253,810 shares of common stock beneficially owned by it.
(3)	Based solely on the Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 10, 2023. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Helix that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Helix held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of those securities. Of such reported shares, the sole power to vote is with respect to 7,786,809 shares of common stock and the sole power to dispose is with respect to 7,972,392 shares of common stock.

76	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Share Ownership Information

Management Shareholdings

The following table shows the number of shares of common stock beneficially owned as of March 21, 2023, the record date for the Annual Meeting, by our directors and named executive officers, and all directors and named executive officers as a group. The number of shares beneficially owned by each director or named executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose.

Under SEC rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power regardless of economic interest, and also any shares that the person or entity can acquire within 60 days of March 21, 2023 through the exercise of stock options or other rights. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 21, 2023, 151,493,912 shares of our common stock were outstanding. The address of all named executive officers and directors is in care of Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Of Shares Beneficially Owned, Amount that may be Acquired Within 60 Days by Option Exercise	Percentage of Common Stock Outstanding
Owen Kratz(3)	7,566,831	-0-	4.99%
Scotty Sparks	193,948	-0-	*
Erik Staffeldt	333,380	-0-	*
Ken Neikirk	83,991	-0-	*
Amerino Gatti(4)	162,745	-0-	*
Diana Glassman(5)	34,790	-0-	*
Paula Harris(6)	38,320	-0-	*
T. Mitch Little(7)	91,326	-0-	*
John V. Lovoi(8)	355,249	-0-	*
Amy H. Nelson(9)	90,181	-0-	*
William L. Transier(10)	181,293	-0-	*
All named executive officers and directors as a group (11 persons)	9,132,054	-0-	6.03%
*	Indicates ownership of less than 1% of the outstanding shares of our common stock.
(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.
(2)	Amounts include the shares shown in the adjacent column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 17, 2023 (i.e., on or before May 17, 2023).
(3)	Mr. Kratz disclaims beneficial ownership of 1,000,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner.
(4)	Amount includes 55,324 shares of unvested restricted stock over which Mr. Gatti has voting power.
(5)	Amount includes 34,790 shares of unvested restricted stock over which Ms. Glassman has voting power.
(6)	Amount includes 38,301 shares of unvested restricted stock over which Ms. Harris has voting power.
(7)	Amount includes 45,532 shares of unvested restricted stock over which Mr. Little has voting power.
(8)	Amount includes 25,126 shares of unvested restricted stock over which Mr. Lovoi has voting power.
(9)	Amount includes 25,126 shares of unvested restricted stock over which Ms. Nelson has voting power.
(10)	Amount includes 25,126 shares of unvested restricted stock over which Mr. Transier has voting power.
Helix Energy Solutions Group, Inc.	2023 Proxy Statement	77

Share Ownership Information

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, or “reporting persons,” to file with the SEC initial reports of ownership and to report changes in ownership of our common stock. Reporting persons are required by SEC regulations to furnish Helix with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2022 on a timely basis, except Messrs. Kratz, Sparks, Staffeldt and Neikirk each filed a Form 4 one day late on January 5, 2022 to report shares that were forfeited to satisfy tax obligations related to the vesting of the pro-rata portion of each of the reporting person’s 2020 restricted stock award on January 2, 2022. The late filings were due to technical errors accessing the EDGAR website on January 4, 2022.

78	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Equity Compensation
Plan Information

The table below provides information relating to Helix’s equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans
Equity compensation plans approved by security holders(1)	2,946,474(2)	-0-	5,322,554(3)
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,946,474	-0-	5,322,554
(1)	The 2005 Long Term Incentive Plan, which was amended and restated on May 15, 2019, provides that Helix may grant up to 17,300,000 shares of our common stock in the form of options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash awards and performance awards, all subject to the plan’s terms and conditions. Options to purchase shares of common stock are limited to 2,000,000 shares. The shareholders approved the ESPP in May 2012 and on May 15, 2019 approved amending and restating the ESPP to authorize the issuance of an additional 3,000,000 shares subject to the terms and conditions of the ESPP.
(2)	Represents the number of shares that would have been issued in respect of the 1,888,024 PSUs granted pursuant to the 2005 Long Term Incentive Plan in 2022, 2021 and 2020 that were outstanding on December 31, 2022, based on the stock price on that date and assuming vesting occurred on that date at a 77.25% multiple for 2020, a 117% multiple for 2021 and a 200% multiple for 2022. The PSUs granted in 2021 and 2022 are payable in either cash or shares upon vesting at the discretion of the Compensation Committee. As of December 31, 2022, the total number of full value awards outstanding under the 2005 Long Term Incentive Plan was 2,275,652 consisting of 387,628 restricted shares and the 1,888,024 PSUs. Subsequent to December 31, 2022, 369,938 PSUs vested at a 77.25% multiple and were paid in 285,778 shares of our common stock.
(3)	As of December 31, 2022, 3,956,857 shares of restricted stock (of which a maximum can be options to purchase up to 2,000,000 shares of common stock) were available for future issuance under the 2005 Long Term Incentive Plan, and 1,365,697 shares were available under the ESPP. Shares purchased on December 31, 2022 by participating employees under the ESPP, but not issued until January 2023, are treated as issued shares for purposes of this table and therefore are not included in any amounts in the table.

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	79

Other
Information

Costs of Solicitation

The cost of this proxy solicitation will be borne by Helix. It is expected that the solicitation will be primarily by mail, telephone and facsimile. We have arranged for Okapi Partners, LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, to solicit proxies for a fee of $9,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other employees of Helix in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through broker, bank and other nominee record holders of our common stock. We expect to reimburse those parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Proposals and Director Nominations for the 2024 Annual Meeting
of Shareholders

		Deadline	Compliance	Submission
Proposals (other than Director Nominations)	To be included in the proxy statement for the 2024 Annual Meeting(1)	December 7, 2023(2)	Must comply with Regulation 14A of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at:
	Not to be included in the proxy statement	February 16, 2024(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)
Director Nominations	Proposal for consideration by the Corporate Governance and Nominating Committee(6)	Prior to Committee meeting for recommendation of nominees	Submission to Corporate Secretary	3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
	Nomination at 2024 Annual Meeting(6)	February 16, 2024(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)(7)
(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)	The shareholder providing the proposal or nomination must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.
(6)	Proposals for consideration should include the nominee’s name and qualifications for Board membership.
(7)	Nomination must include the person’s written consent to serve as a director if elected.

80	2023 Proxy Statement	Helix Energy Solutions Group, Inc.

Other Information

Other

Some broker, bank and other nominee record holders of our common stock may be participating in the practice of “householding.” This means that only one copy of our 2022 Annual Report to Shareholders and this proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and to save printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our 2022 Annual Report to Shareholders or this proxy statement, please submit your request in writing to the address set forth below.

Our 2022 Annual Report to Shareholders (which includes our Annual Report on Form 10-K and financial statements) is available to shareholders of record as of March 21, 2023, together with this proxy statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT (INCLUDING THE ANNUAL REPORT ON FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC. 3505 WEST SAM HOUSTON PARKWAY NORTH, SUITE 400, HOUSTON, TEXAS 77043.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Kenneth E. Neikirk
Executive Vice President, General Counsel and Corporate Secretary

Helix Energy Solutions Group, Inc.	2023 Proxy Statement	81

GRAND CANYON III

Helix
ENERGY SOLUTIONS

Corporate Headquarters (USA)

3505 W. Sam Houston Parkway North
Suite 400
Houston, Texas 77043 USA

T (281) 618 0400

Helix Well Ops
(USA)

3505 W. Sam Houston
Parkway North, Suite 400
Houston, Texas
77043 USA

T (281) 618 0400

Helix Well Ops
(UK)

Helix House
Kirkton Drive, Pitmedden Industrial Estate
Dyce, Aberdeen
AB21 0BG, UK

T +44 (0) 1224 351800

Helix do Brasil
(Brazil)

Praia de Botafogo, 228
16° andar, Ala A
Botafogo
Rio de Janeiro, RJ, Brazil

T +55 21 2006 0400

Helix Alliance
(USA)

1264 Valhi Blvd
Houma, Louisiana
70360 USA

T (985) 851 8801

Helix Robotics Solutions
(USA)

3505 W. Sam Houston
Parkway North, Suite 400
Houston, Texas
77043 USA

T (281) 618 0400

Helix Robotics Solutions
(Europe/West Africa)

Helix House
Kirkton Drive, Pitmedden Industrial Estate
Dyce, Aberdeen
AB21 0BG, UK

T +44 (0) 1224 351800

Helix Robotics Solutions
(Asia Pacific)

5 Loyang Crescent
Loyang Offshore Supply Base
Block 603, Tops Ave 6 Unit 1 Box 5009
Singapore 508988

T +44 (0) 1224 351800

www.helixesg.com

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09681-P92602 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HELIX ENERGY SOLUTIONS GROUP, INC.

The Board of Directors recommends you vote "FOR" the nominees to the Board of Directors.

1. Election of three "Class III" directors to serve a three-year term of office expiring at our 2026 annual meeting.

Nominees:	For	Withhold
1a. Paula Harris	☐	☐
1b. Amy H. Nelson	☐	☐
1c. William L. Transier	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of holding the advisory vote to approve the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V09682-P92602

HELIX ENERGY SOLUTIONS GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 17, 2023 8:30 AM Central Daylight Time (Houston time)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erik Staffeldt, Ken Neikirk and Sameer Saxena (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Helix Energy Solutions Group, Inc. at the Annual Meeting of Shareholders to be held at 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043 on Wednesday May 17, 2023, 8:30 a.m. Central Daylight Time (Houston time) which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote shares unless this card is signed (on the reverse side) and returned.

Continued and to be signed on reverse side